SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

The Charles Schwab Corporation

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THE CHARLES SCHWAB CORPORATION 2007 PROXY STATEMENT

March 30, 2007

Dear Fellow Stockholders,

We cordially invite you to attend our 2007 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 17, 2007, at 2:00 p.m., Pacific Time, at the Four Seasons Hotel, 757 Market Street, San Francisco, California.

At the meeting we will:

•	elect three directors for three-year terms,

•	vote on a proposal to approve an Employee Stock Purchase Plan,

•	vote on a proposal to amend the 2004 Stock Incentive Plan,

•	vote on two stockholder proposals, and

•	consider any other business properly coming before the meeting.

We also will report on our corporate performance in 2006 and answer your questions.

On behalf of the Board of Directors, I extend our sincerest thanks to Anthony M. Frank, whose service as an emeritus director will end at the annual meeting, and to David B. Yoffie, whose service as a director will end at the annual meeting. We appreciate their distinguished service to the company.

We are pleased to offer you the convenience of viewing our annual meeting by webcast at www.schwabevents.com. If you prefer to attend the meeting in person, please follow the advance registration instructions as outlined in this proxy statement. We look forward to your participation.

Sincerely,

CHARLES R. SCHWAB

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

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How many votes are needed for approval of the Employee Stock Purchase Plan, amendments to the 2004 Stock Incentive Plan, and the two stockholder proposals?	60
What is a “broker non-vote”?	60
What is the effect of not providing voting instructions if my shares are held in street name?	60
What is the effect of not submitting my proxy if my shares are held in a retirement plan?	60
What does it mean if I receive more than one proxy card?	60
Is my vote kept confidential?	60
Where do I find voting results of the meeting?	61
Information about the Proxy Statement and Proposals	62
Who pays the cost for proxy solicitation?	62
How do I submit a stockholder proposal for next year’s annual meeting?	62
What is “householding”?	62
Information about the Annual Meeting	63
How do I register for the annual meeting?	63
How do I access the webcast of the annual meeting?	63
Exhibit A: Employee Stock Purchase Plan	64
Exhibit B: 2004 Stock Incentive Plan (as proposed to be amended)	70

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NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

The 2007 Annual Meeting of Stockholders of The Charles Schwab Corporation will be held on Thursday, May 17, 2007, at 2:00 p.m., Pacific Time, at the Four Seasons Hotel, 757 Market Street, San Francisco, California, to conduct the following items of business:

•	elect three directors for three-year terms,

•	vote on a proposal to approve the Employee Stock Purchase Plan,

•	vote on a proposal to amend the 2004 Stock Incentive Plan,

•	vote on two stockholder proposals, and

•	consider any other business properly coming before the meeting.

Stockholders who owned shares of our common stock at the close of business on March 19, 2007 are entitled to attend and vote at the meeting and any adjournment or postponement of the meeting. A complete list of registered stockholders will be available prior to the meeting at our principal executive offices at 120 Kearny Street, San Francisco, California 94108.

By Order of the Board of Directors,

CARRIE E. DWYER

EXECUTIVE VICE PRESIDENT,

GENERAL COUNSEL AND

CORPORATE SECRETARY

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PROPOSALS FOR WHICH WE REQUEST YOUR VOTE

This proxy statement describes the proposals on which you may vote as a stockholder of The Charles Schwab Corporation. We, the company’s Board of Directors, are sending these proxy materials to you on or about March 30, 2007.

Stockholders who owned the company’s common stock at the close of business on March 19, 2007 may attend and vote at the annual meeting. Each share is entitled to one vote. There were 1,251,892,010 shares of common stock outstanding on March 19, 2007.

PROPOSALS FOR WHICH WE REQUEST YOUR VOTE

We recommend that you vote for:

•	the election of three directors for three-year terms,

•	the approval of the Employee Stock Purchase Plan, and

•	the amendments to the 2004 Stock Incentive Plan.

There are also two stockholder proposals that we recommend that you vote against. Those proposals are described in the section “Stockholder Proposals.”

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Nominees for directors this year are:

•	William F. Aldinger III

•	Donald G. Fisher

•	Paula A. Sneed

Each nominee is presently a director of the company and has consented to serve a three-year term. Biographical information about each of the nominees is contained in the section “The Board of Directors – Members of The Board of Directors.”

PROPOSAL NO. 2:

EMPLOYEE STOCK PURCHASE PLAN

The Board has approved the Employee Stock Purchase Plan, subject to approval by stockholders. If approved by stockholders, the plan would allow employees to purchase shares at a discount of 15% through payroll deductions. A total of 50,000,000 shares of the company’s common stock have been reserved for issuance under the Employee Stock Purchase Plan.

The plan was established to provide eligible employees with an opportunity to increase their ownership of the company by purchasing stock from the company at a discount and to pay for such purchases through payroll deductions. The Employee Stock Purchase Plan is intended to qualify for favorable tax treatment under section 423 of the Internal Revenue Code.

Key terms of the Employee Stock Purchase Plan are described below.

Administration

The Compensation Committee of the Board of Directors acts as the administrator of the Employee Stock Purchase Plan and has the authority to interpret and resolve any ambiguities in the terms of the plan. The committee has the right to delegate responsibility for administering or interpreting the plan to a designated officer or officers.

Eligibility; Price of Shares

Employees – including executive officers – who have been employed for at least three months on an enrollment date are eligible to participate in the Employee Stock Purchase Plan. There are approximately 11,500 employees eligible to participate in the plan (this number excludes U.S. Trust employees, since the sale of U.S. Trust is expected to close before the first offering

PROPOSALS FOR WHICH WE REQUEST YOUR VOTE

period begins). An employee may not participate in the Employee Stock Purchase Plan if, immediately after electing to purchase stock, the employee would own stock of the company (including stock the employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of the company. In addition, an employee may not purchase stock with a fair market value in excess of $25,000 per calendar year.

Under the Employee Stock Purchase Plan, each calendar year is divided into two six-month “purchase periods” commencing February 1 and August 1 of each year. If the plan is approved by the stockholders, the initial purchase period will commence on August 1, 2007. At the end of each purchase period, the company will apply the amount contributed by the participant during that period to the purchase of shares of common stock. The purchase price will be equal to 85% of the market price of common stock on the last business day of the purchase period. The maximum number of shares that may be purchased during any purchase period is the lesser of 1,250 shares of common stock, or 10% of a participant’s eligible compensation (as defined in the plan). While the purpose of the plan is to encourage employees to increase their ownership of the company, there is no required period of time to hold shares, and employees may sell their shares immediately after the purchase.

Withdrawal from the Employee Stock Purchase Plan; Termination of Employment

Participants may withdraw from the Employee Stock Purchase Plan at any time up to the 15th day of the last month of a purchase period. As soon as practicable after withdrawal, payroll deductions will cease and all amounts credited to the participant’s account will be refunded in cash, without interest. A participant who has withdrawn from the Employee Stock Purchase Plan cannot be a participant in future offering periods unless he or she re-enrolls pursuant to the plan’s guidelines.

Termination of a participant’s status as an eligible employee is treated as an automatic withdrawal from the plan. In the event of the death of a participant, the company will deliver shares and/or cash to the executor or administrator of the estate of the participant.

Amendment and Termination

The Employee Stock Purchase Plan may be amended, modified or terminated at any time by the Board of Directors or the Compensation Committee, subject to applicable laws.

Effect of Certain Corporate Events

In the event of an increase or decrease in the number of outstanding shares of stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other similar event, the Compensation Committee will adjust the number of shares available under the plan.

In the event of a dissolution or liquidation of the company, or a merger or consolidation to which the company is a party, the plan will terminate, unless the plan of merger, consolidation or reorganization provides otherwise. If terminated, the amounts that each participant has paid toward the purchase price of stock would be distributed, without interest.

A new plan benefits table is not provided because no grants have been made under the Employee Stock Purchase Plan and the number of awards will depend on the number of employees who elect to participate. The level of future participation is uncertain and cannot be currently estimated.

The complete text of the proposed Employee Stock Purchase Plan is set forth as Exhibit A.

PROPOSALS FOR WHICH WE REQUEST YOUR VOTE

PROPOSAL NO. 3:

AMENDMENTS TO 2004 STOCK INCENTIVE PLAN

On recommendation of the Compensation Committee, the Board has approved amendments to the 2004 Stock Incentive Plan relating to director compensation, subject to approval by stockholders. The recommendations were based on the Compensation Committee’s review of the non-employee directors’ compensation program. The review included a comparison to non-employee directors’ compensation at peer group companies.

Currently, non-employee directors receive an initial grant of 10,000 stock options upon joining the board. In addition, each non-employee director receives an annual, automatic grant of 5,000 stock options and a number of restricted shares equal to $60,000 divided by the fair market value of a share of common stock on the date of the grant.

Proposed Amendments to the 2004 Stock Incentive Plan

Under the proposed amendments, the initial grant of 10,000 stock options would be eliminated. If approved by stockholders, non-employee directors would receive an annual, automatic equity grant equal to $125,000, paid 50% in stock options and 50% in restricted stock. The number of restricted shares would be calculated by dividing $62,500 by the fair market value of a share of common stock on the date of grant, and the number of stock options by dividing $62,500 by the fair value of an option as valued by a binomial stock option pricing model (binomial value) on the date of grant. Non-employee directors would receive the pro-rata amount of the annual grant in the first calendar year the director joins the board.

The proposed amendments to the 2004 Stock Incentive Plan would align non-employee directors’ interests more directly with stockholders by increasing the equity component of annual director compensation from approximately 50% to 60%. This proposed change is part of overall amendments to director compensation approved by the Compensation Committee. Separately, the Compensation Committee has approved changes to non-employee director cash retainers by eliminating per-meeting fees. Those changes are described in more detail in the section “Compensation Information – Director Compensation.” If stockholders do not approve the proposed amendments to the 2004 Stock Incentive Plan, non-employee directors will continue to receive the initial grant of options and the automatic equity grants authorized by the current plan.

The proposed amendments to the 2004 Stock Incentive Plan also make changes to clarify the terms of the plan, by providing that the number of shares granted under the plan will adjust automatically upon the occurrence of certain events, such as a stock split or stock dividend. The amendments also specify that the fair market value for a share of common stock is calculated using the closing price on the date of grant (or, in the case of a share of restricted stock, the average of the high and low price on the date of grant). The amendments also clarify that deferrals by directors of cash retainers into restricted stock units and stock options are governed by the terms of the Directors’ Deferred Compensation Plan II in compliance with section 409A of the Internal Revenue Code, and that the terms of those equity grants are made in accordance with the 2004 Stock Incentive Plan.

Description of the 2004 Stock Incentive Plan

The company’s stockholders approved the 2004 Stock Incentive Plan at the 2004 Annual Meeting of Stockholders. The 2004 Stock Incentive Plan permits the grant of stock options, restricted stock, restricted stock units (RSUs), performance shares, performance units and stock appreciation rights (SARs). The Compensation Committee may also grant other incentives payable in cash or in common stock under the plan subject to such terms and conditions as it deems appropriate. As of March 19, 2007, the market value of a share of the company’s common stock was $18.41, based on its closing price on that date.

PROPOSALS FOR WHICH WE REQUEST YOUR VOTE

The Compensation Committee administers the plan. The committee is responsible for approving the aggregate benefits and the individual benefits for executive officers and non-employee directors. The committee may delegate its authority for certain other matters under the 2004 Stock Incentive Plan in accordance with its terms. Awards may be subject to such terms and conditions as the Compensation Committee deems appropriate, including provisions relating to a “change in control.”

Stock options awarded under the plan provide a right to acquire common stock at an exercise price at least equal to the fair market value of the company’s stock on the date of grant. Stock options include nonqualified and incentive stock options. Incentive stock options are intended to qualify for special tax treatment. Stock options vest according to a schedule established by the Compensation Committee. The plan permits for payment of the stock option exercise price by cash, check, other shares of common stock (with some restrictions), broker-assisted same-day sales, or any other form of consideration permitted by applicable law. The term of an option cannot exceed ten years. The plan does not give the Compensation Committee authority to reprice outstanding options if the fair market value of the stock declines.

Eligibility

Employees, non-employee directors and consultants of the company and its subsidiaries are eligible for awards under the 2004 Stock Incentive Plan. Under the plan, no participant may receive in any fiscal year stock options and SARs that collectively relate to more than 5 million shares, or restricted stock, RSUs, performance stock and performance units that are subject to the attainment of performance goals that collectively relate to more than 1 million shares. The Compensation Committee will adjust these annual limits for any stock split, stock dividend, recapitalization or other similar event.

Through March 19, 2007, the named executive officers (as defined in “Compensation Information – Summary Compensation Table”) have been granted options to purchase shares of company common stock under the 2004 Stock Incentive Plan as follows:

Name and Position	Dollar Value ($)	Options Granted (#)

Charles R. Schwab CHIEF EXECUTIVE OFFICER	8,226,660	2,940,541

Christopher V. Dodds CHIEF FINANCIAL OFFICER	1,878,959	682,061

Walter W. Bettinger II PRESIDENT AND CHIEF OPERATING OFFICER	8,748,696	1,763,238

Carrie E. Dwyer EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY	1,680,506	609,184

Peter K. Scaturro EXECUTIVE VICE PRESIDENT AND CHIEF EXECUTIVE OFFICER, U.S. TRUST	2,943,217	899,099

In addition, current executive officers as a group, current non-employee directors as a group and current employees (excluding executive officers and directors) have been granted options to purchase shares of company common stock under the 2004 Stock Incentive Plan, as follows:

Group	Dollar Value ($)	Options Received (#)

Current executive officers	34,008,997	10,563,192

Current non-employee directors	1,047,452	247,096

Current employees (excluding executive officers and directors)	66,186,525	19,027,533

Shares Available for Issuance

The aggregate number of shares of common stock that may be issued under the plan may not exceed:

•	45 million shares of common stock, plus

PROPOSALS FOR WHICH WE REQUEST YOUR VOTE

•

any shares of common stock that would have been returned to predecessor stock incentive plans after May 17, 2004 as a result of the expiration, cancellation or forfeiture of awards granted under such plans.

The aggregate maximum number of shares of common stock available under the predecessor plans as described above is 150 million. The Compensation Committee will adjust the limit on the number of shares to account for any stock split, stock dividend, recapitalization or other similar event.

Performance-Based Awards

Awards under the 2004 plan may be made subject to the attainment of performance goals relating to one or more business criteria, including:

•	pre-tax income,

•	operating income,

•	cash flow,

•	stockholder return,

•	revenue,

•	revenue growth,

•	net income,

•	net new client assets,

•	earnings per share, or

•	return on equity.

Payments of Director Fees in Awards

The plan provides that a non-employee director may elect to receive his or her annual cash retainer from the company in the form of nonqualified stock options, restricted stock, RSUs, other stock awards or a combination of them.

Deferral of Awards

Subject to the requirements of section 409A of the Internal Revenue Code, the Compensation Committee may permit or require a participant to have cash or shares that otherwise would be paid under the plan credited to a deferred compensation account. The account may be credited with interest or other forms of investment return, as determined by the committee, consistent with the requirements of section 409A of the Internal Revenue Code.

Federal Tax Consequences

When options are granted, there are no federal income tax consequences to the company or the option holder. On the exercise of a nonqualified stock option, the option holder generally will have ordinary income. The amount of the income will be equal to the fair market value of the shares on the exercise date minus the option exercise price. The income will be subject to tax withholding. Generally, in the same year that the option holder has income from the option exercise, the company will be able to take a tax deduction in the amount of that income.

In contrast, the exercise of incentive stock options will not normally result in any taxable income to the option holder at that time, nor will the company be entitled to any tax deduction. However, the exercise will result in an amount that is taken into account in computing the option holder’s alternative minimum taxable income. This amount will be equal to the fair market value of the shares on the exercise date minus the option exercise price.

If the option holder exercises the options, holds the shares for the period required by law, and then sells the shares, the difference between the sale price and the exercise price generally will be taxed as long-term capital gain or loss. If the option holder does not hold the shares for the period required by law, he or she generally will have ordinary income at the time of the early sale. The amount of ordinary income will be equal to the fair market value of the stock on the exercise date (or, if less, the sale price) minus the option exercise price. The company generally will be entitled to a tax deduction in that same amount. Any additional gain upon the sale generally will be taxed as capital gain.

PROPOSALS FOR WHICH WE REQUEST YOUR VOTE

Unless the recipient of restricted stock elects to be taxed when the shares are granted, there will be no federal income tax consequences to the recipient or to the company while the restricted shares have vesting restrictions. Upon vesting, the recipient will have ordinary income. The amount of the income will be equal to the fair market value of the shares on the vesting date. The income will be subject to tax withholding. The company generally will be entitled to a tax deduction in the amount of the recipient’s income. Upon any subsequent sale of the shares, any additional gain or loss recognized by the holder generally will be a capital gain or loss.

The company may not deduct compensation of more than $1 million that is paid to certain executive officers of the company. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The company may structure the award of stock options, performance stock, performance units, SARs, performance-based restricted stock and RSUs to constitute qualified performance-based compensation which will be exempt from the $1 million limitation on deductible compensation.

For more information about the terms and conditions of stock-based grants to non-employee directors and non-employee director compensation generally, please refer to the section entitled “Compensation Information – Director Compensation.”

New Plan Benefits

The table below shows new plan benefits to be provided to the non-employee directors as a group as a result of the proposed amendments to the 2004 Stock Incentive Plan.

New Plan Benefits (1)	Total Dollar Value of Annual, Automatic Grants to Non-Employee Directors (2)
	Options ($)	Restricted Shares ($)

All current directors who are not executive officers, as a group (10) (3)	625,000	625,000

(1)	This table shows the dollar value of stock option and restricted stock awards that would be made in 2007 to non-employee directors if the proposed amendments to the 2004 Stock Incentive Plan are approved. Since the proposed amendments relate only to non-employee directors, executive officers and other employees of the company are not included in the table.

(2)	The number of stock options is determined by dividing $62,500 by the binomial value of an option on the grant date. The number of restricted shares is determined by dividing $62,500 by the fair market value of a share of common stock on the grant date. If the proposed amendments are approved by stockholders, the grant date for the 2007 annual grant would be May 21, 2007. Accordingly, the number of options and restricted shares cannot yet be determined, and columns with those amounts are therefore not included in this table.

(3)	Mr. Yoffie’s service as a director will end at the annual meeting, so he is not included in the group of non-employee directors in this table.

The complete text of the 2004 Stock Incentive Plan, as proposed to be amended, is set forth as Exhibit B.

THE BOARD OF DIRECTORS

MEMBERS OF THE BOARD OF DIRECTORS

WILLIAM F. ALDINGER III

DIRECTOR SINCE 2005

Mr. Aldinger, age 59, has been President and Chief Executive Officer of Capmark Financial Group Inc. and a member of its board of directors since June 2006. Prior to joining Capmark, he was the Chairman and Chief Executive Officer of HSBC North America Inc., a financial services company, from 2003 until 2005. Mr. Aldinger also served as Chairman and Chief Executive Officer of Household International (now HSBC Finance Corporation) from 1994 until 2005. Mr. Aldinger is a director of Illinois Tool Works, Inc., a developer and processor of engineered components, industrial systems and consumables; AT&T Inc., a voice, video and data communications company; and KKR Financial Corp., a real estate finance company. Mr. Aldinger is a nominee for election this year.

NANCY H. BECHTLE

DIRECTOR SINCE 1992

Ms. Bechtle, age 69, served as President and Chief Executive Officer of the San Francisco Symphony from 1987 until 2001 and has served as a member of the San Francisco Symphony Board of Governors since 1984. She was a director and Chief Financial Officer of J.R. Bechtle & Co., an international consulting firm, from 1979 to 1998. Ms. Bechtle has served as Chairman and a director of Sugar Bowl Ski Corporation since 1998. She also has served as Vice Chairman and a director of the National Park Foundation since February 2005. Ms. Bechtle’s term expires in 2009.

C. PRESTON BUTCHER

DIRECTOR SINCE 1988

Mr. Butcher, age 68, has been Chairman and Chief Executive Officer of Legacy Partners (formerly Lincoln Property Company N.C., Inc.), a real estate development and management firm, since 1998. Mr. Butcher served as President, Chief Executive Officer and Regional Partner of Lincoln Property Company N.C., Inc. from 1967 until 1998. He is a director of Northstar Realty Finance Corp. Mr. Butcher’s term expires in 2009.

DONALD G. FISHER

DIRECTOR SINCE 1988

Mr. Fisher, age 78, is the founder of Gap Inc., an international specialty retail clothing chain. He is a director and Chairman Emeritus of the Board of Gap Inc. He also was Chief Executive Officer of Gap Inc. from 1969 to 1995. Mr. Fisher is a member of the California State Board of Education and served on the Advisory Council for the Office of the U.S. Trade Representative from 1987 until 1998. Mr. Fisher is a nominee for election this year.

FRANK C. HERRINGER

DIRECTOR SINCE 1996

Mr. Herringer, age 64, has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1996. He served as Chief Executive Officer of Transamerica from 1991 to 1999 and President from 1986 to 1999, when Transamerica was acquired by AEGON N.V. From the date of the acquisition until 2000, Mr. Herringer served on the Executive Board of AEGON N.V. and as Chairman of the Board of AEGON USA, Inc. Mr. Herringer is also a director of AEGON U.S. Corporation, the holding company for AEGON N.V.’s operations in the United States; Amgen Inc., a biotechnology company; Mirapoint, Inc., an Internet message infrastructure equipment developer; and Cardax Pharmaceuticals, a biotechnology company. Mr. Herringer’s term expires in 2008.

MARJORIE MAGNER

DIRECTOR SINCE 2006

Ms. Magner, age 57, is a founding partner of Brysam Global Partners, a private equity firm. She served as

THE BOARD OF DIRECTORS

Chairman and Chief Executive Officer of the Global Consumer Group for Citigroup, Inc., a financial services company, from 2003 until 2005. Ms. Magner joined Commercial Credit, a predecessor company to Citigroup, in 1987. She served as Chief Administrative Officer and Senior Executive Vice President, Global Consumer Group from 2000 until 2002, and Chief Operating Officer, Global Consumer Group from 2002 until 2003. Ms. Magner is a director of Gannett Company, Inc., a publishing company, and Accenture Ltd, a management consulting and technology services company. She also serves as Chairman of the Brooklyn College Foundation Board of Trustees and is a member of the Dean’s Advisory Council of the Krannert School of Management at Purdue University. Ms. Magner’s term expires in 2009.

STEPHEN T. MCLIN

DIRECTOR SINCE 1988

Mr. McLin, age 60, has been Chairman and Chief Executive Officer of STM Holdings LLC, which offers merger and acquisition advice, since 1998. From 1987 until 1998, he was President and Chief Executive Officer of America First Financial Corporation, a finance and investment banking firm, and parent of EurekaBank. Before that, he was an Executive Vice President of Bank of America. Mr. McLin is an advisory director of Headwaters MB, a merchant bank, and Financial Technology Ventures, a private equity fund. Mr. McLin’s term expires in 2008.

CHARLES R. SCHWAB

DIRECTOR SINCE 1986

Mr. Schwab, age 69, has been Chairman and a director of The Charles Schwab Corporation since its incorporation in 1986. Mr. Schwab was re-appointed as Chief Executive Officer of the company in 2004. He served as Co-Chief Executive Officer of the company from 1998 to 2003, and Chief Executive Officer of the company from 1986 to 1997. Mr. Schwab was a founder of Charles Schwab & Co., Inc. in 1971, has been its Chairman since 1978, and its Chief Executive Officer since 2004. Mr. Schwab is currently a director of U.S. Trust Corporation and United States Trust Company of New York (which are subsidiaries of The Charles Schwab Corporation). He is also Chairman of Charles Schwab Bank, N.A., and a trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust and Schwab Annuity Portfolios, all registered investment companies. Mr. Schwab’s term expires in 2008.

PAULA A. SNEED

DIRECTOR SINCE 2002

Ms. Sneed, age 59, served as Executive Vice President, Global Marketing Resources and Initiatives, of Kraft Foods, Inc., a global food and beverage company from 2005 until her retirement in December 2006; Senior Vice President, Global Marketing Resources and Initiatives from 2004 to 2005; and Group Vice President and President of E-Commerce and Marketing Services for Kraft Foods North America, part of Kraft Foods, Inc., from 2000 until 2004. She joined General Foods Corporation (which later merged with Kraft Foods) in 1977 and has held a variety of management positions, including Vice President, Consumer Affairs; Senior Vice President and President, Foodservice Division; Executive Vice President and General Manager, Desserts Division; Executive Vice President and General Manager, Dinners and Enhancers Division; Senior Vice President, Marketing Service and Chief Marketing Officer; and Executive Vice President, President E-Commerce Division. Ms. Sneed is a director of Airgas, Inc., a national distributor of industrial, medical and specialty gases and related equipment. Ms. Sneed is a nominee for election this year.

ROGER O. WALTHER

DIRECTOR SINCE 1989

Mr. Walther, age 71, has served as Chairman and Chief Executive Officer of Tusker Corporation, a real estate and business management company, since 1997. He served as Chairman and Chief Executive Officer of ELS Educational Services, Inc., a provider in the United States and internationally of courses in English as

THE BOARD OF DIRECTORS

a second language, between 1992 and 1997. Mr. Walther was President, Chief Executive Officer and a director of AIFS, Inc., which designs and markets educational and cultural programs internationally, from 1964 to 1993. Since 1985, Mr. Walther has served as Chairman and has been a director of First Republic Bank. Mr. Walther’s term expires in 2008.

ROBERT N. WILSON

DIRECTOR SINCE 2003

Mr. Wilson, age 66, is Chairman and Chief Executive Officer of Caxton Health Holdings, LLC, a healthcare-focused investment firm. Prior to his association with Caxton Health Holdings, Mr. Wilson was Vice Chairman of the board of directors of Johnson & Johnson, a manufacturer of health care products, from 1989 until 2003. Mr. Wilson had joined Johnson & Johnson in 1964. Mr. Wilson is Chairman and a director of Still River Systems, a medical device company. He is also a director of U.S. Trust Corporation and United States Trust Company, National Association; Hess Corporation, an integrated oil and gas company; and Synta Pharmaceuticals Corporation, a bio-pharmaceutical company. Mr. Wilson’s term expires in 2008.

DAVID B. YOFFIE

DIRECTOR SINCE 2003

Professor Yoffie, age 52, is Senior Associate Dean, Chair, Executive Education at the Harvard Business School. He has been the Max and Doris Starr Professor of International Business Administration since 1993 and has been a member of the Harvard University faculty since 1981. Professor Yoffie is also a director of the National Bureau of Economic Research; Intel Corporation, a maker of microcomputer and communications components; and Spotfire, Inc., a provider of analytic and visualization software applications. Mr. Yoffie’s term expires at the annual meeting of stockholders this year, and he is not standing for reelection.

NUMBER OF DIRECTORS AND TERMS

The authorized number of directors is currently twelve and the company has twelve directors. However, the board has approved a decrease in the authorized number of directors to eleven, effective when Mr. Yoffie’s service ends at the annual meeting. Three directors are nominees for election this year and eight directors will continue to serve the terms described in their biographies.

Our directors currently serve staggered terms. This is accomplished as follows:

•	each director who is elected at an annual meeting of stockholders serves a three-year term,

•	the directors are divided into three classes,

•	the classes are as nearly equal in number as possible, and

•	the term of each class begins on a staggered schedule.

THE BOARD OF DIRECTORS

BOARD AND COMMITTEE MEETINGS

The board held seven regular meetings and one special meeting in 2006. Each director attended at least 75% of all board and applicable committee meetings during 2006. Non-management directors meet regularly in executive session. The chairman of the Nominating and Corporate Governance Committee presides over the executive sessions of non-management directors. As provided in our Corporate Governance Guidelines, we expect directors to attend the annual meeting of stockholders. In 2006, eleven directors attended the annual meeting.

This table describes the board’s standing committees.

NAME OF COMMITTEE AND MEMBERS (1)	FUNCTIONS OF THE COMMITTEE	NUMBER OF MEETINGS IN 2006

AUDIT Stephen T. McLin, Chairman (2) William F. Aldinger III (2) C. Preston Butcher Donald G. Fisher Marjorie Magner	• reviews and discusses with management and the independent auditors the company’s annual and quarterly financial statements and the integrity of the financial reporting process • reviews the qualifications and independence of the independent auditors and performance of the company’s internal and independent auditors • reviews reports from management regarding major risk exposures and steps management has taken to address such exposures • reviews compliance with legal and regulatory requirements	9

THE BOARD OF DIRECTORS

NAME OF COMMITTEE AND MEMBERS (1)	FUNCTIONS OF THE COMMITTEE	NUMBER OF MEETINGS IN 2006

COMPENSATION Roger O. Walther, Chairman Nancy H. Bechtle Frank C. Herringer Paula A. Sneed Robert N. Wilson David B. Yoffie	• annually reviews and approves corporate goals and objectives relating to compensation of executive officers and other senior officers • evaluates the performance of executive officers and other senior officers and determines their compensation levels • reviews and approves compensatory arrangements for executive officers and other senior officers • approves long-term awards for executive officers and other senior officers	7

NOMINATING AND CORPORATE GOVERNANCE Frank C. Herringer, Chairman William F. Aldinger III Nancy H. Bechtle C. Preston Butcher Donald G. Fisher Marjorie Magner Stephen T. McLin Paula A. Sneed Roger O. Walther Robert N. Wilson David B. Yoffie	• identifies and evaluates individuals qualified to serve on the board • recommends nominees to fill vacancies on the board and each board committee and recommends a slate of nominees for election or re-election as directors by the stockholders • makes recommendations regarding succession planning for the Chief Executive Officer and executive management • assesses the performance of the board and its committees and recommends corporate governance principles for adoption by the board	2

(1)	In addition to the standing committees, we may from time to time establish ad hoc committees to assist in various matters.

(2)	We have determined that Mr. McLin and Mr. Aldinger are Audit Committee financial experts and “independent” under the Nasdaq Stock Market corporate governance rules and the rules of the U.S. Securities and Exchange Commission.

THE BOARD OF DIRECTORS

DIRECTOR INDEPENDENCE

We have considered the independence of each member of the board in accordance with the Nasdaq Stock Market corporate governance rules. We have determined that the following directors are independent: William F. Aldinger III, Nancy H. Bechtle, C. Preston Butcher, Donald G. Fisher, Frank C. Herringer, Marjorie Magner, Stephen T. McLin, Paula A. Sneed, Roger O. Walther, Robert N. Wilson, and David B. Yoffie. All of the members of the Audit, Compensation and Nominating and Corporate Governance Committees are independent as determined in accordance with the listing standards of the Nasdaq Stock Market.

In determining independence, the Board of Directors considers broadly all relevant facts and circumstances regarding a director’s relationships with the company. All non-employee directors receive compensation from the company for their service as a director, as disclosed in the section “Compensation Information – Director Compensation,” and are entitled to receive reimbursement for their expenses in traveling to and participating in board meetings. As disclosed in the “Transactions with Related Persons” section of this proxy statement, some directors and entities with which they are affiliated have credit transactions with the company’s banking and brokerage subsidiaries, such as mortgage loans, revolving lines of credit, or other extensions of credit. These transactions with directors and their affiliates are made in the ordinary course of business and to the extent permitted by the Sarbanes-Oxley Act of 2002. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

In addition to the relationships outlined above, the board considered the following types of relationships for the following directors:

DIRECTOR	CATEGORY/NATURE OF RELATIONSHIP
William F. Aldinger III	The director serves as a director of another company that provided telecommunications services to the company in the ordinary course of business through usual trade terms or competitive bids.

Nancy H. Bechtle	The director serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

Donald G. Fisher	The director serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

Stephen T. McLin	The director’s son is employed by the company in a non-executive officer, non-managerial capacity.

Roger O. Walther	The director serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

David B. Yoffie	The director is employed by an educational institution that provided services to the company in the ordinary course of business through usual trade terms or competitive bids.

THE BOARD OF DIRECTORS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or has been an officer or employee of the company or any of its subsidiaries. There were no Compensation Committee interlocks as defined under Securities and Exchange Commission rules during 2006.

DIRECTOR NOMINATIONS

The Nominating and Corporate Governance Committee is composed entirely of “independent directors” as determined by the Board of Directors in accordance with the Nasdaq Stock Market corporate governance rules.

The Board of Directors has adopted a written Nominating and Corporate Governance Committee charter. The charter is available on our website at www.aboutschwab.com/governance. One of the committee’s responsibilities is to recommend candidates for nomination to the board.

The Nominating and Corporate Governance Committee recommended all of the nominees for election included in this year’s proxy statement. Mr. Fisher and Ms. Sneed have been previously elected by stockholders as directors. Mr. Aldinger was appointed to the board in July 2005, and this is the first year that he is a candidate for stockholder election to the board. An independent director suggested Mr. Aldinger’s name as a candidate to the Nominating and Corporate Governance Committee, and the committee recommended Mr. Aldinger’s nomination as a candidate.

The Nominating and Corporate Governance Committee will consider candidates nominated by stockholders for next year’s meeting if the nomination is made in writing no later than November 30, 2007. Stockholder nominations must be made in accordance with the procedures outlined in the company’s bylaws and must be addressed to the Assistant Corporate Secretary at the address provided in the “Corporate Governance Information” section of this proxy statement. The bylaws are available on the company’s website at www.aboutschwab.com/governance.

Director Qualifications

The qualifications for directors are described in our Corporate Governance Guidelines, which are available on the company’s website. In addition, the committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:

•	the ability to work together with other directors, with full and open discussion and debate as an effective group,

•

current knowledge and experience in the company’s business or operations, or contacts in the community in which the company does business and in the industries relevant to the company’s business, or substantial business, financial or industry-related experience, and

•	the willingness and ability to devote adequate time to the company’s business.

The committee also considers the following qualities and skills when making its determination whether a nominee is qualified for the position of director:

•	relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties,

•	diversity of experience and background, including the need for financial, business, academic, public sector and other expertise on the board or board committees, and

•	the fit of the individual’s skills and experience with those of the other directors and potential directors in comparison to the needs of the company.

When evaluating a candidate for nomination, the committee does not assign specific weight to any of these factors or believe that all of the criteria necessarily apply to every candidate.

THE BOARD OF DIRECTORS

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of board members in the context of the current composition of the board. Candidates considered for nomination to the Board of Directors may come from several sources, including current and former directors, professional search firms and stockholder nominations. Nominees for director are evaluated, in consultation with the company’s Chairman, by the committee, which may retain the services of a professional search firm to assist it in identifying or evaluating potential nominees.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

If you wish to communicate with the board, the chairman of the Nominating and Corporate Governance Committee, or with the independent directors as a group, you may send your communication in writing to the Assistant Corporate Secretary at the address provided in the “Corporate Governance Information” section of this proxy statement. You must include your name and address in the written communication and indicate whether you are a stockholder of the company.

The Assistant Corporate Secretary will compile all communications, summarize lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors. The Assistant Corporate Secretary will not forward non-substantive communications or communications that pertain to personal grievances, but instead will forward them to the appropriate department within the company for resolution. If this is the case, the Assistant Corporate Secretary will retain a copy of such communication for review by any director upon his or her request.

CORPORATE GOVERNANCE INFORMATION

In 2007, the Board of Directors adopted amendments to the Corporate Governance Guidelines to address situations in which a director does not receive a majority of affirmative votes cast in an uncontested election at an annual meeting of stockholders. Those amendments provide the following:

If a director nominee recommended by the board in an uncontested election at the annual meeting of stockholders receives a plurality of votes cast but fails to receive an affirmative majority of votes cast (i.e., the number of “withhold” votes exceeds the number of “for” votes) in the election of the director, the Nominating and Corporate Governance Committee (without the participation of the affected director) is expected to meet within 90 days after the final certification of the vote at the annual meeting to consider whether or not the director should continue on the board or board committees. In evaluating the director’s continued service, the Nominating and Corporate Governance Committee should consider the following:

•	the reasons for the director’s failure to receive an affirmative majority of votes,

•	the director’s qualifications and skills and contributions to the board and board committees,

•	the effect on board composition without the director’s continued service on the board or board committees,

•	whether there are qualified candidates to fill a vacancy if the affected director resigned from the board or board committees, and

•	the guidelines for considering director candidates established by the Nominating and Corporate Governance Committee.

In making its evaluation, the Nominating and Corporate Governance Committee may determine that:

•	the director should continue service on the board,

•	the director should continue service on the board for a predetermined period (e.g., until the next annual meeting),

THE BOARD OF DIRECTORS

•	the director should continue service on the board but resign from one or more board committees, or

•	the director should no longer continue service on the board.

If the Nominating and Corporate Governance Committee determines that the affected director should not continue service on the board or on one or more board committees, the director will be expected to submit his or her resignation from the board or board committees to the full board immediately upon such determination. The Nominating and Corporate Governance Committee’s determination, including the reasons for such determination, will be publicly disclosed on a Form 8-K filed with the Securities and Exchange Commission.

You may find our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee on the company’s website at www.aboutschwab.com/governance. You also may obtain a paper copy of these items, without charge, from:

Assistant Corporate Secretary

The Charles Schwab Corporation

Mailstop SF120KNY-04

101 Montgomery Street

San Francisco, California 94104

AUDIT INFORMATION

AUDIT COMMITTEE REPORT

The Audit Committee is composed entirely of “independent directors” as determined by the Board of Directors in accordance with the listing standards of the Nasdaq Stock Market. None of the directors on this committee is or has been an employee of The Charles Schwab Corporation or any of its subsidiaries. None of the committee members simultaneously serves on the audit committees of more than three public companies, including ours. All of the members of our committee are able to read and understand fundamental financial statements, including the company’s balance sheet, income statement, and cash flow statement. The board has determined that William F. Aldinger III and Stephen T. McLin are Audit Committee financial experts.

The Board of Directors has adopted a written Audit Committee charter. The charter is available on our website at www.aboutschwab.com/governance.

The committee has met and held discussions with management and the company’s independent registered public accounting firm. As part of this process, the committee has:

•	reviewed and discussed the audited financial statements with management,

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and

•

received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Stephen T. McLin, Chairman

William F. Aldinger III

C. Preston Butcher

Donald G. Fisher

Marjorie Magner

AUDIT INFORMATION

AUDITOR SELECTION AND FEES

Auditor Selection

The Audit Committee has selected Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu as the company’s independent registered public accounting firm for the 2007 fiscal year. Deloitte has served in this capacity since the company’s inception. We expect representatives of Deloitte to attend the annual meeting of stockholders, where they will respond to appropriate questions from stockholders and have the opportunity to make a statement.

Audit Fees

The aggregate fees for professional services billed by Deloitte in connection with their audits of the consolidated annual financial statements and management’s assessment of the effectiveness of internal control over financial reporting, and reviews of the consolidated financial statements included in quarterly reports on Form 10-Q were:

Fiscal year ended December 31:

2005	$5.0 million

2006	$5.8 million

Audit-Related Fees

“Audit-Related” fees include assurance and related services, such as reports on internal controls, review of Securities and Exchange Commission filings, merger and acquisition due diligence and related services. The aggregate fees billed by Deloitte for such services were:

Fiscal year ended December 31:

2005	$1.5 million

2006	$1.7 million

Tax Fees

The Audit Committee has limited tax services by Deloitte to tax return review, preparation and compliance. The aggregate fees billed by Deloitte for these services were:

Fiscal year ended December 31:

2005	$0.1 million

2006	$0.1 million

All Other Fees

All other services represent fees not included in “audit fees,” “audit-related fees,” and “tax fees.” The aggregate fees billed by Deloitte for these services were:

Fiscal year ended December 31:

2005	None

2006	None

In addition to the fees above, audit fees in the amount of $1.8 million in 2005 and $2.0 million in 2006 were billed by Deloitte with respect to mutual funds managed by subsidiaries of The Charles Schwab Corporation. Ongoing mutual fund fees are included in the expenses of the mutual funds and are borne by the stockholders of the funds. Accordingly, they are not included in the expenses of The Charles Schwab Corporation.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy regarding pre-approval of non-audit services performed by Deloitte. The Audit Committee’s pre-approval policy prohibits engaging Deloitte to perform the following services:

•	any contingent fee arrangement,

•	bookkeeping or other services relating to accounting records or financial statements,

•	broker-dealer services,

•	actuarial services,

•	management and human resource functions, including executive search services,

AUDIT INFORMATION

•	legal services and expert services unrelated to the audit,

•	appraisal and valuation services, fairness opinions or contribution-in-kind reports,

•	internal audit outsourcing,

•	financial information systems design and implementation,

•	tax consulting or advice or a tax opinion on an “aggressive” tax position or on a “listed transaction” or a “confidential transaction” as defined by U.S. Department of Treasury regulations, and

•	tax services to employees who have a financial reporting oversight role.

The policy provides for three separate categories of non-audit services that the Audit Committee has pre-approved subject to an annual aggregate dollar limit for each category. Once the dollar limit in each of these three categories is reached, the Audit Committee will decide whether to establish an additional spending limit for the category or specifically pre-approve each additional service in the category for the remainder of the year. The three categories are:

•

accounting theory consultation (includes services such as guidance on the application of Generally Accepted Accounting Principles to various transactions and guidance on the effects of new accounting pronouncements),

•

assurance and due diligence (includes services such as certain reports on internal controls, review of Securities and Exchange Commission filings, merger and acquisition due diligence, employee benefit plan audits, and foreign statutory audits and regulatory reports), and

•	tax return review, preparation and compliance.

These three categories of services are considered “audit-related fees” and “tax fees.” Services that are not included in “audit fees,” “audit-related fees” or “tax fees” require specific pre-approval from the Audit Committee. On an annual basis, the policy limits these “all other fees” by Deloitte to 50% of the combination of “audit fees,” “audit-related fees” and “tax fees.”

The policy permits the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee, provided that the member or members report to the entire Audit Committee pre-approval actions taken since the last Audit Committee meeting. The policy expressly prohibits delegation of pre-approval authority to management.

In fiscal years 2005 and 2006, the Audit Committee pre-approved 100% of the services performed by Deloitte relating to “audit-related fees” and “tax fees.”

COMPENSATION INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is responsible for reviewing and approving compensation for the Chairman and Chief Executive Officer, executive officers and other senior officers of the company. The committee oversees compensation programs for these officers to ensure that compensation is consistent with objectives set by the committee.

COMPENSATION OBJECTIVES

The company’s executive compensation programs are designed to:

•	link executive pay with performance,

•	align executive performance with the long-term interests of the company and its stockholders, and

•	attract and retain key executives who are critical to the company’s long-term success.

Link pay with performance

Pay-for-performance is a key element in rewarding executives who achieve superior results. To do this, a significant portion of executive pay is dependent on company performance. To determine annual cash incentive awards, the Compensation Committee uses targets that are tied to specific measures of financial performance. The Compensation Committee also provides a significant portion of long-term incentive compensation in equity awards. These elements of an executive’s total pay package create an opportunity for executives to earn more than at peer companies if the company achieves superior results. However, executives risk earning less than at peer companies if the company’s results fall short of its objectives.

In 2006, the Compensation Committee selected performance measures of revenue growth and profit margin for payment of annual cash incentive awards. The Compensation Committee believes that revenue growth and profit margin are key measures in driving earnings growth and creating stockholder value.

The committee generally targets total cash compensation (which includes base salary and annual cash incentive awards) at the 75th percentile paid by peer companies. Because the committee sets aggressive measures for financial performance, the committee believes that the 75th percentile for total cash compensation is an appropriate target if executives meet the objectives. A payout at the 75th percentile for total cash compensation should occur if: (1) the company meets or exceeds its targeted performance objectives, and (2) other companies perform and pay out at market average rates.

In 2006, the committee granted 100% of long-term incentive awards to executive officers in the form of premium-priced stock options and performance-based restricted shares. The premium establishes an exercise price that is higher than the fair market value on the date of grant and ensures that executive officers do not realize a gain from the options until after stockholders realize a gain in stock price, thereby introducing greater performance risk and rewarding officers for sustaining significant growth in the company’s market valuation. The performance-based restricted shares are forfeited unless the company achieves a specified return on equity.

In prior years (2003 through 2005), in addition to equity awards, the committee approved long-term cash awards under the Long-Term Incentive Plan (LTIP). For these awards, the committee set performance targets of cumulative earnings per share over the performance periods to determine cash payouts. The committee believed that cumulative earnings per share based on the company’s long-range strategic plan was a target that measured the success of executives in growing earnings over time and delivering superior returns to stockholders.

The committee does not target a specific percentage mix between cash compensation and long-term equity, nor does the committee consider the appreciation of equity granted in past periods in determining future grants. The committee believes that it would be inconsistent with its pay-for-performance objective to increase or

COMPENSATION INFORMATION

decrease stock-based awards to account for appreciation or depreciation of the stock to equalize total compensation in the present pay period. Factors that the committee considers when granting long-term equity awards include: equity pay practices of competitor companies, annual expense to the company of equity awards, the company’s own past practices in granting equity awards, and the overall mix of equity awards that the committee deems to be appropriate.

Align executive performance with long-term interests of the company and its stockholders

In addition to rewarding executives for operating performance success, the compensation program is designed to align executive performance with the long-term interests of the company and its stockholders. Specifically, the performance goals selected by the committee for annual cash incentive awards measure growth and profitability, two key drivers of returns for stockholders. The performance targets therefore directly reward the achievement of operating objectives and also align executives’ performance with the interests of stockholders.

Realized gains from long-term equity awards are a function of stock price performance, and the committee believes that equity awards align executives’ pay opportunity directly with stockholders (i.e., executives achieve greater pay opportunity if the company delivers superior results to stockholders). The premium-priced stock options and performance-based restricted shares granted in 2006 promote equity participation only after stockholders realize a minimum return. The annual grants of long-term equity also encourage executives to focus on the company’s long-term performance and increase their equity stake in the company’s future success.

The Board of Directors adopted stock ownership guidelines in 2004 to promote significant equity ownership in the company and align executive officers’ interests with stockholders. Under the stock ownership guidelines, the Chairman and Chief Executive Officer should have an investment position in company stock equal to at least $5 million. All other executive officers should have an investment position in company stock equal to at least $1.5 million. Shares owned directly, shares beneficially owned under company benefit plans, restricted stock units, deferred stock units, and restricted stock are included in determining ownership levels. The ownership levels should be attained within five to seven years after the later of (i) establishment of the guidelines or (ii) the date the officer becomes an executive officer. Each executive officer also is expected to hold for at least one year at least 50% of the net after-tax value of company stock acquired through the exercise of stock options or the vesting of restricted shares. While the guidelines do not contain mandatory enforcement provisions, the Board of Directors expects that executive officers will comply with the ownership guidelines.

The Board of Directors approved an Employee Stock Purchase Plan, subject to stockholder approval at the 2007 annual meeting. All employees, including the named executive officers (except for Mr. Schwab, who beneficially owns more than 5% of the company’s common stock), would be eligible to participate in the plan. If approved by stockholders, employees may purchase shares through payroll deductions at a discount of 15% to market value. Offering periods are limited to six months in duration, and there are two offering periods per year. Employees are limited to a maximum payroll deduction of up to 10% of eligible compensation (as defined in the plan) in an amount not to exceed $25,000 of the fair market value of stock per year (up to a maximum of 1,250 shares during each offering period).

Attract and retain key executives

Payment of compensation that is competitive with what executives could earn at similar companies is a critical component of the company’s ability to attract and retain key executives. Although a significant portion of an executive’s pay package is dependent on company performance, the Compensation Committee believes that the company must pay base salaries and provide target incentive opportunities that are competitive with

COMPENSATION INFORMATION

peer companies to attract and retain key executives. The Compensation Committee therefore targets base salary at the median of peer companies to meet these objectives.

To ensure that pay is competitive, the Compensation Committee asks its independent compensation consultants, Hewitt Associates, to provide benchmark data with respect to peer companies. The companies that comprised the company’s primary peer group in 2006 consisted of:

•	AG Edwards, Inc.

•	TD Ameritrade Holding Co.

•	Bear Stearns Companies

•	Capital One Financial Corp.

•	E*Trade

•	Fidelity Investments

•	Franklin Resources Inc.

•	Janus Capital Group, Inc.

•	Legg Mason, Inc.

•	Lehman Brothers Holdings Inc.

•	MBNA Corp.

•	Mellon Financial Corp.

•	Northern Trust Corp.

•	State Street Corp.

•	T. Rowe Price Group, Inc.

•	Toronto-Dominion Bank

•	U.S. Bancorp.

The selection process for the peer group takes into account multiple factors, including: industry (with an emphasis on financial services), size, performance, leadership status in the industry, and the extent to which each company may compete with the company for executive talent. The peer group may change from time to time based on these criteria. In 2004, the Compensation Committee modified the peer group to be more closely aligned with the company’s current size and business operations, by deleting some companies with larger market capitalizations and replacing them with companies more like ours.

Because of the difficulty in measuring the roles of certain executive officers against those reported by peer companies, the compensation consultants may look to other sources (external surveys or other companies not in the primary peer group) in providing benchmark data for executives. In addition, because the primary peer group is not directly applicable to U.S. Trust’s wealth management business, the committee uses benchmark data from McLagan Partners’ Investment Management Survey for officers of U.S. Trust.

ELEMENTS OF COMPENSATION

The committee reviews and approves all components of executive officer compensation. The principal elements of executive compensation are:

•	base salary,

•	annual cash incentive awards, and

•	long-term incentive awards.

The committee also reviews and approves all other forms of compensation, including personal benefits and termination or severance payments. The company offers retirement benefits, which consist of a 401(k) program available for all employees (U.S. Trust also offers all of its employees a defined benefit plan). The company offers a deferred compensation plan to officers, which operates as a voluntary supplemental savings vehicle and does not provide above-market earnings or any matches on deferred compensation. The committee will consider these additional elements in reviewing an executive’s overall compensation package in light of the compensation objectives set by the committee. However, the committee generally uses base salary, annual cash incentive awards, and long-term incentive awards as the key elements in meeting compensation objectives.

COMPENSATION INFORMATION

Base Salary

Base salary provides executive officers with a base level of income. The Compensation Committee annually reviews executive officers’ base salaries and makes appropriate adjustments based on a number of factors, including: the executive’s experience, sustained level of performance in the job, performance in the previous year, pay relative to other executives, and average base salaries paid to comparable executives of peer companies. Since it may be difficult to obtain compensation data for some executive officers based on their unique scope or responsibility, the Compensation Committee may look at compensation data for senior executives at companies other than the primary peer group in setting base salary. In addition, the Compensation Committee also considers an executive’s leadership role within the company when determining adjustments to base salary.

Based on a competitive executive pay analysis completed by Hewitt Associates, base pay in 2006 was generally above the median of the peer group. The Compensation Committee’s objective is to have base salaries of executive officers approximate the median base salaries of peer companies over time. The committee did not raise salaries in 2006 for the named executive officers, other than for Mr. Bettinger. The Compensation Committee believed that Mr. Bettinger’s assumption of increased job responsibilities, with his appointment to his position leading the Schwab Investor Services enterprise in December 2005, merited a salary increase.

Annual Cash Incentive Awards

The annual cash incentive award of the Chairman and Chief Executive Officer and each other executive officer is calculated and paid in accordance with the company’s Corporate Executive Bonus Plan (CEBP). Under the CEBP, the Compensation Committee sets a target award for each executive officer in the first quarter of the year expressed as a percentage of the executive’s base salary. The target award is based on a number of factors, including the executive officer’s individual experience and performance, internal leadership role, and competitive market data and recommendations provided by the independent compensation consultant. For 2006, the Compensation Committee set target awards for the named executive officers as a percentage of base salary as follows: 350% for Mr. Schwab, 140% for Mr. Dodds, 175% for Mr. Bettinger, 125% for Ms. Dwyer, and 400% for Mr. Scaturro.

Under the criteria approved by the Compensation Committee, incentive awards for certain executives were based solely on overall corporate performance, while the awards for executives who lead business units were based on both overall corporate performance and the performance of their business units. For the named executive officers, the CEBP funding mix approved by the Compensation Committee in 2006 was as follows: For Mr. Schwab, Mr. Dodds, and Ms. Dwyer, 100% on overall corporate performance; for Mr. Bettinger, 40% on overall corporate performance and 60% on the performance of the Schwab Investor Services enterprise; and for Mr. Scaturro, 30% on overall corporate performance and 70% on the performance of U.S. Trust.

In 2006, award payouts could range from 0% to 200% of the target award based on the performance matrices that the Compensation Committee adopted when it established target awards for executive officers under the CEBP. For 2006, the Compensation Committee approved performance criteria of revenue growth and profit margin under the matrices. The targets under the matrices (assuming awards would be paid at 100% at target), as well as the actual results achieved, were as follows:

Matrix	Target Revenue Growth	Actual Revenue Growth	Target Profit Margin*	Actual Profit Margin*

Overall Corporate	11.0%	16.0%	30.0%	31.9%

Schwab Investor Services	12.5%	18.3%	30.7%	32.2%

U.S. Trust	8.1%	6.4%	21.3%	21.5%

*	The Compensation Committee determined that profit margin under the award matrices would be

COMPENSATION INFORMATION

calculated as pre-tax profit margin from continuing operations (including operating profits and losses from U.S. Trust through December 2006 and excluding the gain on resolution of a legal matter).

As indicated in the table, overall corporate performance and Schwab Investor Services performance exceeded target on both revenue growth and profit margin in 2006. U.S. Trust met its profit margin target but fell short of its target on revenue growth. The Compensation Committee reserves discretion to reduce funding at all levels indicated in the matrices (the committee does not reserve discretion to raise funding). Using the approved performance measures, the formula-based matrices (using the blended percentages described above for corporate and business unit performance) supported the following award payouts for the named executive officers: For Mr. Schwab, Mr. Dodds, and Ms. Dwyer, 137.0% of target; for Mr. Bettinger, 137.6% of target; and for Mr. Scaturro, 100.6% of target. The committee authorized actual 2006 annual cash incentive awards as follows: For Mr. Schwab, Mr. Dodds, and Ms. Dwyer, 135.0% of target; for Mr. Bettinger, 134.1% of target; and for Mr. Scaturro, 100.0% of target.

While the committee targets the 75th percentile for total cash opportunities, it is often difficult to compare roles of executive officers with peer companies and calibrate the award structure to operate the same as at peer companies. Based on a competitive executive pay analysis completed by Hewitt Associates, target annual incentive award opportunities in 2006 for the named executive officers, as a percentage of salary, appeared to be in the third quartile (between the median and the 75th percentile) of the peer group of companies. Actual annual cash incentive awards paid (as a percentile of the market paid by peer companies) may vary widely year to year, due to factors including the company’s actual performance and variance in awards paid by peer companies.

In the first quarter of 2007, the Compensation Committee selected performance criteria for 2007 annual cash incentive awards under the CEBP. The performance criteria included revenue growth and pre-tax profit margin and, in the case of Mr. Scaturro, net income. The committee believed that it was appropriate to approve a simplified incentive plan for Mr. Scaturro. Mr. Scaturro will only be eligible to receive performance payments under the CEBP if he is employed by the company at the end of the performance period (December 31, 2007) and the performance targets are met. If the transaction to sell U.S. Trust to Bank of America closes on or before September 30, 2007, Mr. Scaturro will receive the benefits under his retention agreement, and he will not be eligible to receive the 2007 annual cash incentive payment under the CEBP.

Long-Term Incentives

Equity grants are made under the 2004 Stock Incentive Plan that was approved by stockholders. In 2006, stock-based awards to executive officers other than the Chairman and Chief Executive Officer consisted of 50% premium-priced stock options and 50% performance-based restricted share grants. The Chairman and Chief Executive Officer received 100% of his stock-based awards in the form of premium-priced stock options. The exercise prices of the options were set at a premium of 6% above the fair market value of the company’s common stock on the date of grant. The options vest 25% on each of the first, second, third and fourth anniversary of the grant date and have a term of seven years. The performance-based restricted shares require 15% corporate annual return on equity for each year of vesting. The performance-based restricted shares vest 25% on each of the first, second, third and fourth anniversary of the grant date. If the performance hurdle of at least 15% return on equity is not met for that year, the shares that would otherwise vest that year are forfeited. The size of each executive officer’s award was determined based on scope of responsibility, performance ratings, and an analysis of long-term compensation values for executive officers of peer companies.

COMPENSATION INFORMATION

The company has no program, plan or practice to time the grant of stock-based awards in coordination with the release of material non-public information. All equity grants to directors and executive officers are approved solely by the Compensation Committee or the independent directors at regularly scheduled meetings or, in limited cases involving key recruits or promotions, by a special meeting or unanimous written consent. If an award is made at a meeting, the grant date is the meeting date or a fixed, future date specified at the time of the grant, such as the first business day of a subsequent calendar month or the date that the grant recipient commences employment. If an award is approved by unanimous written consent, the grant date is a fixed, future date on or after the date the consent is effective under applicable corporate law (or, if later, the date the grant recipient starts employment, and the exercise price is the closing price of company stock on such date). Under the terms of the company’s stock incentive plans, the exercise price of stock options cannot be less than the closing price of company stock on the date of grant. In the event of securities law violations, the Compensation Committee reserves the right to reduce or cause the executive to forfeit awards and to require disgorgement of any profit realized from awards.

In 2003, 2004, and 2005, the company designated a portion of its long-term incentive grants as cash awards to executives under the LTIP. All awards under the LTIP are based on cumulative earnings per share over a defined performance period. The 2003 cash long-term incentive awards had a four-year performance period beginning January 1, 2003 and ending December 31, 2006. For the 2003 cash LTIP, the committee approved a performance schedule under which the amount of cash incentive payments earned over the performance period could range between 50% of each officer’s target cash award (where cumulative earnings per share reach $1.19) and 400% of the target cash award (where cumulative earnings per share reach $2.77). Mr. Schwab has not participated in the LTIP cash award program.

The 2003 LTIP performance period ended December 31, 2006. Under the 2003 cash LTIP, the company had cumulative earnings per share of $1.99 for the performance period (including operating results of U.S. Trust through December 2006 and excluding the gain on resolution of a legal matter). The 2003 LTIP performance schedule supported, and the committee approved, a payout of 100% of target for the performance period.

Personal Benefits

The Compensation Committee approves all personal benefits for the Chairman and Chief Executive Officer, the executive officers, and other senior officers of the company. While the committee does not believe that personal benefits are or should be a significant portion of overall compensation, the committee recognizes that personal benefits may be an element to attract and retain key executives. The committee also does not believe that it should be prescriptive in determining which personal benefits apply to all executives. Therefore, the committee approved an annual “perquisite allowance” of $36,000 in 2006 for each executive officer, except for the Chairman and Chief Executive Officer. The perquisite allowance replaces in-kind perquisites historically received by executive officers and is paid in cash. The allowance is not a reimbursement for personal benefits, so executive officers are not required to spend the cash they receive for personal benefits.

In addition to this allowance, the Compensation Committee will review and approve any other personal benefit provided to executive officers. The company does not provide a perquisite allowance to Mr. Schwab. However, the company incurs costs for a driver, security systems and equipment that are necessary for his protection as the company’s founder and its Chairman and Chief Executive Officer. These security systems were established on the recommendation of an independent, third-party consulting firm retained in 2002 as part of the company’s business protection plans. Pursuant to the consultant’s security study, the company provided Mr. Schwab with the installation of a security system at his personal residence prior to 2006, portions of which Mr. Schwab paid for personally. The company continues

COMPENSATION INFORMATION

to provide monitoring and maintenance of the security system, in the amount of $170,093 in 2006.

As part of the compensation package that the Compensation Committee approved for Mr. Scaturro and contained in his offer letter, the company provides Mr. Scaturro with a driver and car service for commuting to and from work and for business-related travel. The committee believed this personal benefit was appropriate as part of Mr. Scaturro’s compensation package.

The company may from time to time incur other costs that result in a personal benefit to an executive. The Compensation Committee has determined that it is appropriate for the company to permit spouses to accompany executives to certain business functions with the approval of the company’s Chief Financial Officer. The costs of these travel-related expenses are treated as income to the executive and grossed up for tax purposes.

Termination and Change-in-Control Arrangements

All executive officers except Mr. Schwab are eligible to receive severance benefits under the company’s general severance plan in the event of termination of employment on account of job elimination. Under the Severance Pay Plan, an executive officer with 5 or more years of service is entitled to salary and benefits continuation, as well as continued vesting in all outstanding long-term awards, for a 60-day period. After the 60-day period, an executive officer is entitled to receive: (i) a lump-sum payment equal to 16 months of base salary and the cost of COBRA premiums, and (ii) all outstanding long-term awards that would have vested during the 16-month severance period. To receive the severance payments and accelerated vesting of long-term awards, an employee must execute a severance agreement that contains, among other provisions, a general release and waiver of all claims.

Mr. Schwab is eligible for severance benefits under his employment agreement. Mr. Schwab’s employment agreement and the severance benefits covered by the agreement are described in the narrative accompanying the Summary Compensation Table.

As part of the sale of U.S. Trust to Bank of America, the company entered into a retention agreement with Mr. Scaturro to cover the transition period until the close of sale. In addition, Mr. Scaturro is entitled to receive certain benefits under his offer letter. The terms of those benefits are described more fully in the narrative to the Summary Compensation Table.

The company does not maintain any other special severance or change in control plans for executive officers. The Compensation Committee, however, considers the avoidance of loss and distraction of employees as a result of an actual or contemplated change in control to be essential to protecting and enhancing the best interests of the company and its stockholders. Accordingly, employees may be entitled to full vesting of their stock-based incentives and cash incentives (under the LTIP) in the event of a change in control of The Charles Schwab Corporation.

Retirement Benefits

The company offers a match up to a specified amount on its 401(k) program, which is equally available to all eligible employees. The company does not offer a traditional pension or supplemental executive retirement pension benefit (except for U.S. Trust, which has a defined benefit retirement plan). Mr. Scaturro is the only named executive officer who has a balance under the U.S. Trust plan, and all U.S. Trust employees hired after 2002 have an account established to which a percentage of compensation is credited on a quarterly basis. No other named executive officer participates in a defined benefit plan. The company’s long-term incentive and stock programs provide a means for executive officers to accumulate capital and savings over the long-term. The committee views these programs, which reward officers for superior long-term performance, as a better means to support its compensation objectives than a traditional pension program.

COMPENSATION INFORMATION

Deferred Compensation

The company has a deferred compensation plan for officers. Under this plan, eligible officers may defer portions of their cash compensation. In 2006, executive officers could defer part or all of their annual cash incentive awards and cash LTIP payments but could not elect to defer base salary.

The deferred compensation plan is an unfunded liability of the company. Officers may elect to defer compensation into investment choices that track returns of certain mutual funds. The company does not offer matches, preferential earnings, or any other type of compensatory arrangement on deferred compensation. Deferred compensation is intended as a long-term savings vehicle for officers, especially since the company does not offer any traditional pension or defined benefit plan (except in the case of U.S. Trust). The Compensation Committee does not consider deferred compensation accounts when setting executive pay levels, since this represents compensation that has previously been earned and individual accounts are a function of personal investment choices and market-based earnings.

COMPENSATION PROCESS

Under its charter, the Compensation Committee has the responsibility to do the following for the Chairman and Chief Executive Officer, executive officers, and other senior officers of the company:

•	review and approve corporate goals and objectives relating to compensation,

•	evaluate performance in light of those goals and objectives, and

•	determine compensation level based on the evaluation.

The Compensation Committee has the authority, as a committee or together with the other independent directors, to evaluate the performance and determine the salary of the Chairman and Chief Executive Officer. With respect to other executive officers, the Compensation Committee also considers recommendations from the Chairman and Chief Executive Officer regarding total compensation for executive officers. Those recommendations include salary increases or target incentive award opportunities, based on his evaluation of their performance, job responsibilities, and leadership roles within the company. While the Compensation Committee considers these recommendations for the Chairman and Chief Executive Officer’s direct reports, the committee does not delegate authority for compensation decisions relating to the Chairman and Chief Executive Officer, executive officers, other senior officers as determined by the committee, and directors.

The committee has sole authority to retain compensation consultants to advise the committee and the authority to approve their fees and other terms related to their retention. The committee directly engaged Hewitt Associates to provide consulting services with regard to executive and director compensation. The committee directed Hewitt Associates to provide a competitive pay analysis with respect to the company’s executive compensation relative to its peers, recommendations pertaining to Chief Executive Officer pay, advice and counsel regarding management recommendations, market trends and technical developments throughout the year.

When reviewing and setting compensation for executive officers, the Compensation Committee reviewed tally sheets setting forth all components of compensation for each officer. In 2006, the tally sheets included dollar values for salary, cash incentive awards, perquisites (cash and in-kind), long-term incentive stock option grants, vested outstanding long-term stock awards, unvested outstanding long-term stock awards, deferred compensation and 401(k) account balances. The tally sheets also included estimated dollar values for potential amounts payable to each executive officer upon termination, retirement and a change in control of the company. Staff of the company’s Compensation Department prepared these tally sheets to provide the

COMPENSATION INFORMATION

committee with a “snapshot” of each executive officer’s overall compensation and as a means to compare the executive officers’ overall compensation.

Based on a review of the tally sheets, the Compensation Committee found the compensation of the executive officers, including the Chairman and Chief Executive Officer, to be reasonable and effective in promoting the company’s compensation objectives. The Compensation Committee has determined that the company’s executive compensation policies and plans provide the necessary total remuneration program to reward pay-for-performance, align the interests of executives with those of the company and its stockholders, and attract and retain key executives.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code limits tax deductions for certain executive compensation over $1 million. Certain types of compensation are deductible only if they are performance based and approved by the stockholders. The Compensation Committee believes that it is generally in the best interests of stockholders to structure compensation plans so that compensation is performance based and therefore deductible under section 162(m). Accordingly, the CEBP, LTIP, and 2004 Stock Incentive Plan are designed to provide performance-based compensation and have been approved by stockholders. There are times that the Compensation Committee believes that the benefit of the deduction is outweighed by other corporate objectives and strategic needs. Since corporate objectives and strategic needs may not always be consistent with the requirements for full deductibility, the Compensation Committee may use its discretion in appropriate cases to approve compensatory arrangements that do not permit for deductibility under section 162(m). Base salaries of all the named executive officers were below the $1 million limit in 2006. While vesting of past equity awards that are not performance- based (e.g., restricted stock granted in prior years) may cause the overall compensation of a named executive officer to exceed the $1 million limit, the Compensation Committee intended that all compensation that it approved in 2006 would be deductible under section 162(m).

COMPENSATION FOR MR. BETTINGER

On February 20, 2007, the board appointed Mr. Bettinger as President and Chief Operating Officer of the company. In recognition of his new role, the independent directors approved a compensation package consisting of the following:

•	base salary of $700,000,

•	target bonus of 250% of base salary for cash incentive awards under the CEBP,

•	special one-time cash payment of $1,400,000, and

•	special one-time award of long-term compensation consisting of 1,000,000 stock options and 250,000 shares of restricted stock.

Mr. Bettinger’s cash payment of $1,400,000 is in lieu of in-kind perquisites and is intended to compensate him for a variety of expenses that he will incur for a period of time, including rental housing and family travel expenses.

The stock options vest 25% on each of the first, second, third and fourth anniversary of the grant date, which was February 20, 2007, and have a term of seven years. The stock options have an exercise price of $19.56, which was the closing price of the company’s common stock on the grant date. The restricted shares vest 25% on each of the second and third anniversary of the grant date and 50% on the fourth anniversary of the grant date.

COMPENSATION INFORMATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed entirely of “independent directors” as determined by the Board of Directors in accordance with the listing standards of the Nasdaq Stock Market.

The Board of Directors has adopted a written Compensation Committee charter. The charter is available on our website at www.aboutschwab.com/governance.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and the proxy statement on Schedule 14A.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Roger O. Walther, Chairman

Nancy H. Bechtle

Frank C. Herringer

Paula A. Sneed

Robert N. Wilson

David B. Yoffie

COMPENSATION INFORMATION

SUMMARY COMPENSATION TABLE

This table shows compensation information for Charles R. Schwab, the company’s Chairman and Chief Executive Officer, Christopher V. Dodds, the company’s Chief Financial Officer, and the next three most highly compensated executive officers as of December 31, 2006. We refer to each of these officers as a “named executive officer.” No bonuses were paid in 2006 to a named executive officer, except as part of a non-equity incentive plan.

2006 Summary Compensation

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	STOCK AWARDS (1) ($)	OPTION AWARDS (2) ($)	NON-EQUITY INCENTIVE PLAN COMPEN- SATION (3) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPEN- SATION EARNINGS (4) ($)	ALL OTHER COMPEN- SATION (5) ($)	TOTAL ($)

Charles R. Schwab (6) CHAIRMAN AND CHIEF EXECUTIVE OFFICER	2006	900,000	—	274,912	4,252,500	—	200,845	5,628,257

Christopher V. Dodds CHIEF FINANCIAL OFFICER	2006	550,000	591,338	304,503	1,664,500	—	72,875	3,183,216

Walter W. Bettinger II PRESIDENT AND CHIEF OPERATING OFFICER	2006	587,500	352,296	172,858	1,658,354	—	68,162	2,839,170

Carrie E. Dwyer EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY	2006	490,000	559,471	165,015	1,276,875	—	70,592	2,561,953

Peter K. Scaturro (7) EXECUTIVE VICE PRESIDENT AND CHIEF EXECUTIVE OFFICER, U.S. TRUST	2006	500,000	422,384	442,573	2,000,000	17,471	102,769	3,485,197

(1)	The amounts shown in this column represent the dollar amount of the expense related to restricted stock awards recognized by the company in 2006 for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards (FAS) No. 123R. For further discussion of the company’s accounting for its equity compensation plans, including key assumptions, see “Part II – Item 8 – Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements, Note 2. Significant Accounting Policies,” “Part II – Item 8 – Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements, Note 13. Employee Incentive, Deferred Compensation, and Retirement Plans,” and “Part II – Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Estimates” from the company’s Form 10-K for the period ending December 31, 2006.

(2)

The amounts shown in this column represent the dollar amount of the expense related to stock option awards recognized by the company in 2006 for financial statement reporting purposes in accordance with FAS No. 123R. For further discussion of the company’s accounting for its equity compensation plans, including key assumptions, see “Part II – Item 8 – Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements, Note 2. Significant Accounting Policies,” “Part II – Item 8 – Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements, Note 13. Employee Incentive, Deferred Compensation, and Retirement Plans,” and “Part II – Item 7, Management’s Discussion and Analysis of

COMPENSATION INFORMATION

Financial Condition and Results of Operations – Critical Accounting Estimates” from the company’s Form 10-K for the period ending December 31, 2006.

(3)	The amounts shown in this column include amounts earned under the Corporate Executive Bonus Plan during 2006 and long-term compensation cash awards earned under the Long-Term Incentive Plan for the performance period ending December 31, 2006. Those amounts are as follows:

Named Executive Officer	Corporate Executive Bonus Plan ($)	Long-Term Incentive Plan ($)

Charles R. Schwab	4,252,500	—

Christopher V. Dodds	1,039,500	625,000

Walter W. Bettinger II	1,378,354	280,000

Carrie E. Dwyer	826,875	450,000

Peter K. Scaturro	2,000,000	—

(4)	The amounts shown in this column represent the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under defined benefit and actuarial pension plans during 2006. The company does not offer defined benefit and actuarial pension plans except the U.S. Trust Corporation Employees’ Retirement Plan, in which Mr. Scaturro participates. The company does not offer above-market or preferential earnings under nonqualified deferred compensation plans or defined contribution plans.

(5)	The amounts shown in this column include the following:

Named Executive Officer	Employer Matching Contributions (a) ($)	Restricted Stock Dividends (b) ($)	Perquisite Allowance (c) ($)	Security Costs (d) ($)

Charles R. Schwab	11,250	—	—	170,093

Christopher V. Dodds	11,250	25,625	36,000	—

Walter W. Bettinger II	11,250	17,029	36,000	—

Carrie E. Dwyer	11,250	23,342	36,000	—

Peter K. Scaturro	11,250	24,870	36,000	—

In addition to the amounts shown in the table above, the company incurs driver and vehicle costs for each of Mr. Schwab and Mr. Scaturro. For certain business functions, the company invites spouses to accompany the executives. In 2006, the company incurred costs for spousal travel and a related tax gross-up to these business functions for Mr. Bettinger and Mr. Scaturro. The costs related to drivers, spousal travel, and tax gross-ups are included in the amounts shown in the “All Other Compensation” column of the Summary Compensation Table for Mr. Schwab, Mr. Bettinger and Mr. Scaturro.

(a)	The amounts in this column are the employer match under the company’s defined contribution plan, the SchwabPlan Retirement Savings and Investment Plan, which is available to all eligible employees.

(b)	The amounts in this column show dividends on restricted stock awards that were not included in the fair market value of the stock on the grant date as shown in the Grants of Plan-Based Awards table.

COMPENSATION INFORMATION

(c)	All of the named executive officers, except Mr. Schwab, received a “perquisites allowance” – a cash payment in lieu of in-kind perquisites – of $36,000.

(d)	The company incurs costs for maintaining security systems and equipment for the protection of its Chairman and Chief Executive Officer. These systems were established on the recommendation of an independent, third-party consulting firm as part of the company’s business protection plans and are not maintained for the personal benefit of the Chairman and Chief Executive Officer. The value of maintaining security systems and equipment is measured at its aggregate incremental cost to the company, which includes the invoiced costs for monitoring and maintenance of the system.

(6)	Mr. Schwab has had an employment contract with the company since 1987. His employment contract is described in the narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table in this proxy statement.

(7)	Mr. Scaturro has a retention agreement as part of the sale of U.S. Trust to Bank of America. The terms of the retention agreement are described in the narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table in this proxy statement.

COMPENSATION INFORMATION

GRANTS OF PLAN-BASED AWARDS

This table shows grants of plan-based awards to the named executive officers during 2006. All stock grants to named executive officers in 2006 were in the form of performance-based restricted shares.

2006 Grants of Plan-Based Awards

NAME	GRANT DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER OPTION AWARDS: NUMBER OF SECURI- TIES UNDER- LYING OPTIONS (#) (3)	EXER- CISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF EQUITY AWARDS ($) (4)
		THRES- HOLD ($)	TARGET ($)	MAXIMUM ($)	THRES- HOLD (#)	TARGET (#)	MAXIMUM (#)
Charles R. Schwab	2/22/2006 10/30/2006	— —	3,150,000 —	6,300,000 —	—	—	—	540,541	19.19	3,000,000

Christopher V. Dodds	2/22/2006 10/30/2006 10/30/2006	— — —	770,000 — —	1,540,000 — —	— —	27,895 —	— —	— 90,090	— 19.19	500,000 500,000

Walter W. Bettinger II	2/22/2006 10/30/2006 10/30/2006	— — —	1,028,125 — —	2,056,250 — —	— —	41,842 —	— —	— 135,135	— 19.19	750,000 750,000

Carrie E. Dwyer	2/22/2006 10/30/2006 10/30/2006	— — —	612,500 — —	1,225,000 — —	— —	25,105 —	— —	— 81,081	— 19.19	450,000 450,000

Peter K. Scaturro	2/22/2006 10/30/2006 10/30/2006	— — —	2,000,000 — —	4,000,000 — —	— —	30,684 —	— —	— 99,099	— 19.19	550,000 550,000

(1)	These columns show the range of possible payouts for annual cash incentive awards granted in 2006 under the CEBP. The actual annual cash incentive awards paid for 2006 performance under the CEBP are shown in footnote 3 to the Summary Compensation Table.

(2)	These performance-based restricted stock awards were granted under the 2004 Stock Incentive Plan at a grant price of $17.93 (the average of the high and low stock price on the grant date). Shares vest in equal installments of 25% on the first, second, third and fourth anniversary of the grant date. If a corporate performance hurdle of 15% return on equity is not met for a year, then the shares that would have otherwise vested for that year will be forfeited.

(3)	These premium-priced stock option awards were granted under the 2004 Stock Incentive Plan with an exercise price of $19.19, which was 6% above the stock’s closing market price of $18.10 on the grant date. These options vest in equal installments of 25% on the first, second, third and fourth anniversary of the grant date and expire on October 30, 2013.

(4)	For option awards, the fair value on the grant date is determined by multiplying the number of shares granted by the binomial value of an option under FAS No. 123R. For the October 30, 2006 option grants, the binomial value of an option was $5.55. For the restricted stock grants, the fair value on the grant date is determined by multiplying the number of shares granted by the grant price of $17.93 per share (which was the average of the high and low stock price on the grant date).

COMPENSATION INFORMATION

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS

Salary and Bonus

The Compensation Committee did not raise base salaries in 2006 for the named executive officers, other than for Mr. Bettinger. The committee increased Mr. Bettinger’s base salary 14% over the prior year, in recognition of his assumption of leadership of the Schwab Investor Services enterprise. All annual cash awards received by the named executive officers were in the form of incentive awards under the CEBP.

All Other Compensation

Aside from the cash perquisites allowance of $36,000 (which Mr. Schwab does not receive), the named executive officers do not receive personal benefits, unless authorized by the Compensation Committee. The amounts in the Summary Compensation Table for Mr. Schwab – the maintenance of a security system in his personal residence and a driver for commuting to work – were not intended for his personal benefit. The company adopted these security measures as part of the company’s business protection plans on the recommendation of an independent, third-party consulting firm. As part of Mr. Scaturro’s offer letter, in addition to the perquisites allowance of $36,000, he received a car and driver for personal commuting as well as for business purposes.

Employment Agreement for Mr. Schwab

The company and Mr. Schwab entered into an amended employment agreement effective March 31, 2003. Stockholders approved the amended employment agreement. The amended agreement has an initial term of five years, and provides that as of each March 31, the term of the employment agreement is automatically extended by an additional year, under the same terms and conditions, unless beforehand either party provides notice to the other of an intention not to extend it.

The amended employment agreement provides for an annual base salary of $900,000, subject to annual review by the board, and provides that Mr. Schwab will be entitled to participate in all compensation and fringe benefit programs made available to other executive officers, including stock-based incentive plans. Mr. Schwab’s bonus is determined under the CEBP, as described in the Compensation Discussion and Analysis.

The employment agreement also provides that certain compensation and benefits will be paid or provided to Mr. Schwab (or his immediate family or estate) if his employment is terminated involuntarily, except for cause, before the expiration of the employment agreement. “Cause” is defined as the commission of a felony, or willful and gross negligence, or misconduct that results in material harm to the company. “Involuntary termination” includes a material change in Mr. Schwab’s capacities or duties at the company.

If an involuntary termination is not due to death, disability or cause:

•

Mr. Schwab will be entitled to receive for a period of 36 months all compensation to which he would have been entitled had he not been terminated, including his base salary and participation in all bonus, incentive and other compensation and benefit plans for which he was or would have been eligible (but excluding additional grants under stock incentive plans), and

•	all his outstanding, unvested awards under stock incentive plans will vest fully on the termination date.

If an involuntary termination is due to disability, Mr. Schwab will be entitled to receive:

•	his base salary and benefits, less any payments under the long-term disability plan, for a period of 36 months from the termination date, and

•	a prorated portion of any bonus or incentive payments for the year in which the disability occurs.

COMPENSATION INFORMATION

If an involuntary termination is due to death, a lump sum payment will be made to Mr. Schwab’s estate equal to five times his then base salary.

If Mr. Schwab voluntarily resigns his employment within 24 months of a change in control of the company, he will be entitled to receive his base salary up to the date of resignation, plus a prorated portion of any bonus or incentive payments payable for the year in which the resignation occurs. In addition, if Mr. Schwab voluntarily resigns his employment, or his employment is involuntarily terminated, within 24 months of a change in control of the company, he will have the right (but not the obligation) to enter into a consulting arrangement with the company. Under that arrangement, Mr. Schwab would provide certain consulting services to the company for a period of five years for an annual payment equal to $1 million or 75% of his then base salary, whichever is less.

For estimated termination and change in control payments and benefits to Mr. Schwab, please refer to the table below entitled “Termination and Change in Control Benefits.”

The employment agreement prohibits Mr. Schwab from becoming associated with any business competing with the company during the term of the agreement and for a period of five years following a voluntary resignation of employment. (However, that restriction does not apply if Mr. Schwab resigns his employment within 24 months of a change in control of the company.)

License Agreement for Mr. Schwab

The company and Charles Schwab & Co., Inc. also are parties to an assignment and license agreement with Mr. Schwab that was approved in July 1987 by the company’s non-employee directors. Under the agreement, Mr. Schwab has assigned to the company all service mark, trademark, and trade name rights to Mr. Schwab’s name (and variations on the name) and likeness. However, Mr. Schwab has the perpetual, exclusive, irrevocable right to use his name and likeness for any activity other than the financial services business, so long as Mr. Schwab’s use of his name does not cause confusion about whether the company is involved with goods or services actually created, endorsed, marketed or sold by Mr. Schwab or by third parties unrelated to the company. The assignment and license agreement defines the “financial services business” as the business in which Charles Schwab & Co., Inc. is currently engaged and any additional and related business in which that firm or the company is permitted to engage under rules and regulations of applicable regulatory agencies.

Beginning immediately after any termination of his employment, Mr. Schwab will be entitled to use his likeness in the financial services business for some purposes (specifically, the sale, distribution, broadcast and promotion of books, videotapes, lectures, radio and television programs, and also any financial planning services that do not directly compete with any business in which the company or its subsidiaries are then engaged or plan to enter within three months). Beginning two years after any termination of his employment, Mr. Schwab may use his likeness for all other purposes, including in the financial services business, as long as that use does not cause confusion as described above.

No cash consideration is to be paid to Mr. Schwab for the name assignment while he is employed by the company or, after his employment terminates, while he is receiving compensation under an employment agreement with the company. Beginning when all such compensation ceases, and continuing for a period of 15 years, Mr. Schwab or his estate will receive three-tenths of one percent (0.3%) of the aggregate net revenues of the company (on a consolidated basis) and those of its unconsolidated assignees and licensees that use the name or likeness. These payments may not, however, exceed $2 million per year, adjusted up or down to reflect changes from the cost of living prevailing in the San Francisco Bay Area during specified months in 1987, and they will terminate if the company and its subsidiaries cease using the name and likeness. For estimated payments to Mr. Schwab under his license agreement,

COMPENSATION INFORMATION

please refer to the table below entitled “Estimated Value of Termination and Change in Control Benefits.”

The license agreement permits the company to continue using Mr. Schwab’s name and likeness even after he is no longer affiliated with the company and, under most circumstances, limits Mr. Schwab’s separate use of his name and likeness in the financial services business. However, the company’s ability to assign the license agreement, or to permit others to use Mr. Schwab’s name and likeness, is limited during Mr. Schwab’s lifetime. Thus, without Mr. Schwab’s consent, the company may not transfer the license, or any of the company’s rights under the license, to a third party, including by means of mergers or reorganizations in which the shareholders who held shares prior to the transaction do not retain the ability to elect the majority of the board immediately following such transaction (among other circumstances).

Offer Letter for Mr. Scaturro

In May 2005, the company agreed to provide certain benefits to Mr. Scaturro under the terms of his offer letter. Those terms included an initial base salary of $500,000, an initial target bonus of 400% of his annual salary (based on achievement of pre-determined performance objectives), and a guarantee of $2.5 million in cash compensation (salary and bonus) during the first 12 months of his employment. The offer letter also provided for an initial grant of stock options and a grant of restricted shares of common stock. Under the terms of the offer letter, Mr. Scaturro was entitled to participate in the company’s Long-Term Incentive Program.

The terms of the offer letter provided benefits to Mr. Scaturro in the event of termination or a change in control of U.S. Trust. During the first 24 months of his employment, if Mr. Scaturro is terminated without cause or resigns for good reason (as defined in the offer letter), he is entitled to an amount equal to the prior 12 months’ salary and bonus, and vesting of his initial stock options and restricted stock awards based on years of service already completed plus one additional year of service. In the event of the sale or merger of U.S. Trust, if Mr. Scaturro is not employed by the surviving entity, he is entitled to an amount equal to two times the salary and bonus paid to him during the previous 12 months before the sale or merger, and vesting of his initial stock option and restricted stock awards based on years of service already completed plus two additional years of service. If Mr. Scaturro accepts an offer with the surviving entity, then he will be entitled to an amount equal to the salary and bonus paid to him during the previous 12 months before the sale or merger and vesting of his initial stock options and restricted stock awards based on years of service already completed plus one additional year of service. Any amount paid under the cash guarantee for the first 12 months of service will not be taken into account in determining any payments made in any of the above cases. Payment of any severance benefits is in lieu of benefits under any other Schwab severance arrangement and is subject to execution of a severance agreement that includes, among other post-termination obligations, a release of claims.

Retention Agreement for Mr. Scaturro

In connection with the agreement to sell U.S. Trust to Bank of America, the Board of Directors approved a retention agreement in November 2006 with Mr. Scaturro for his services through the close of sale of U.S. Trust. The agreement is subject to the consummation of the sale of U.S. Trust to Bank of America and to Mr. Scaturro’s continued employment and best efforts with regard to the sale of U.S. Trust.

Under the retention agreement, Mr. Scaturro is eligible to receive lump sum payments totaling $8,946,196 and full vesting of 172,861 restricted shares of the company’s common stock upon closing of the sale. The retention benefits will not be provided to Mr. Scaturro if, prior to the closing, he resigns for any reason or is terminated for cause (as defined in the offer letter and retention agreement). The retention benefits will be provided, however, if prior to the closing Mr. Scaturro is terminated without cause or terminates employment on

COMPENSATION INFORMATION

account of death or disability, as defined in the retention agreement.

If the transaction to sell U.S. Trust to Bank of America does not close by September 30, 2007, the retention agreement will terminate. The retention benefits are in addition to any other compensation that Mr. Scaturro may earn, including payments and benefits under the terms of his offer letter.

TERMINATION AND CHANGE IN CONTROL BENEFITS

Upon certain types of terminations of employment, or in the case of a change in control, the company may pay benefits to the named executive officers. The table on the next page shows the amount of benefits due to severance or a change in control that may be paid to named executive officers pursuant to existing agreements and plans. The benefits payable to Mr. Schwab are based on the terms of his employment agreement. The benefits payable to Mr. Scaturro are based on the terms of his offer letter and his retention agreement. All other named executive officers are eligible for benefits due to job elimination under the Charles Schwab Severance Pay Plan (Severance Plan). Equity award agreements may contain provisions for accelerated vesting due to a change in control or retirement.

COMPENSATION INFORMATION

2006 Termination and Change in Control Benefits Table

NAME	EVENT	SALARY AND BONUS		EARLY VESTING OF STOCK OPTIONS*		EARLY VESTING OF RESTRICTED STOCK/ CASH LTIP*		OTHER		TOTAL
Charles R. Schwab	Termination without cause	15,457,500	(1)	3,000,000	(2)	—		55,047,149	(3)	73,504,649

	Death	4,500,000	(4)	—		—		53,764,906	(5)	58,264,906

	Disability	2,700,000	(6)	—		—		53,797,467	(7)	56,497,467

	Resignation following a change in control	3,375,000	(8)	—		—		53,764,906	(5)	57,139,906

	Retirement	—		—		—		53,764,906	(5)	53,764,906

Christopher V. Dodds	Termination due to job elimination	825,000	(9)	257,051	(10)	2,044,489	(10)	20,960	(11)	3,147,500

	Change in control	—		632,054	(12)	3,858,366	(12)	—		4,490,420

	Retirement	—		—		—		—		—

Walter W. Bettinger II	Termination due to job elimination	881,250	(9)	290,663	(10)	2,895,407	(10)	22,309	(11)	4,089,629

	Change in control	—		853,167	(12)	4,505,331	(12)	—		5,358,498

	Retirement	—		—		—		—		—

Carrie E. Dwyer	Termination due to job elimination	735,000	(9)	215,666	(10)	1,708,824	(10)	20,960	(11)	2,680,450

	Change in control	—		553,167	(12)	3,383,483	(12)	—		3,936,650

	Retirement	—		103,167		927,752	(13)	—		1,030,919

Peter K. Scaturro	Termination without cause or change in control (no termination)	2,500,000	(14)	—		—		—		2,500,000

	Change in control (termination)	5,000,000	(15)	835,250	(16)	—		—		5,835,250

	Change in control – additional retention agreement for pending sale	—		—		—		10,946,196	(17)	10,946,196

	Retirement	—		—		—		—		—

*	Based on grant date fair value computed in accordance with FAS No. 123R multiplied by number of shares with accelerated vesting.

(1)	Under Mr. Schwab’s employment agreement, includes 36 months of salary (at 2006 annual rate of $900,000) and bonus (at 2006 cash incentive of $4,252,500), to be paid in 36 monthly installments.

COMPENSATION INFORMATION

(2)	Under Mr. Schwab’s employment agreement, all outstanding and unvested shares and/or options shall immediately vest at the date of termination.

(3)	Under Mr. Schwab’s employment and license agreements, includes: annual installments of $3,584,327 (which represents $2 million adjusted to the consumer price index from 1987 as specified in his license agreement) for 15 years, estimated cost of office space and secretarial support for 36 months of $680,898, estimated security and personal driver for 36 months of $568,785, and estimated cost of health insurance coverage for 36 months of $32,561 based on group health plan COBRA rates.

(4)	Under Mr. Schwab’s employment agreement, represents a lump sum death benefit payable to Mr. Schwab’s estate in an amount equal to five times annual salary (at 2006 annual rate of $900,000).

(5)	Under Mr. Schwab’s license agreement, represents annual installments of $3,584,327 for 15 years payable to Mr. Schwab’s estate.

(6)	Under Mr. Schwab’s employment agreement, represents 36 months of annual salary (at the 2006 annual rate of $900,000), to be paid in monthly installments. A prorated bonus is not included, as it is already included in the 2006 Summary Compensation Table and is not an additional expense to the company (the disability date is assumed to be the last business day of 2006, or December 29, 2006).

(7)	Under Mr. Schwab’s employment and license agreements, represents annual installments of $3,584,327 for 15 years and the estimated cost of health insurance coverage for 36 months of $32,561 based on current group health plan COBRA rates.

(8)	Under Mr. Schwab’s employment agreement, represents $3,375,000 payable in 60 monthly installments of $56,250 in the event that Mr. Schwab resigns and elects to provide consulting services after a change in control. A prorated bonus is not included, as it is already included in the 2006 Summary Compensation Table and is not an additional expense to the company (the resignation date is assumed to be the last business day of 2006).

(9)	Represents a 16-month severance period and a 60-day notice period of base salary payable under the Severance Plan. Under the terms of the Severance Plan, an executive vice president with 5 or more years of service is entitled (in addition to base salary during the 60-day notice period) to a lump-sum payment of 16 months of base salary. To receive such benefits, an employee must execute a severance agreement that provides the company and its affiliates with a general release and waiver of claims.

(10)	Under the Severance Plan, represents full vesting of outstanding long-term awards that would have vested during the 60-day notice period and 16-month severance period.

(11)	Under the Severance Plan, represents a lump-sum payment to cover the cost of COBRA premiums based on current group health plan COBRA rates for 16 months.

(12)	Under long-term award agreements, these awards become fully vested in the event of a change in control of the company.

(13)	Under long-term award agreements, these awards become fully vested upon retirement of a named executive officer who meets retirement eligibility as defined in the agreement, provided that retirement occurs at least 2 years after (i) the grant date for stock option or restricted share awards, or (ii) the first day of the performance period for LTIP awards.

(14)	Under Mr. Scaturro’s offer letter, includes a lump-sum payment equal to 12 months of salary (at 2006 annual rate of $500,000) and bonus (at 2006 cash incentive of $2,000,000).

COMPENSATION INFORMATION

(15)	Under Mr. Scaturro’s offer letter, represents a lump-sum cash payment equal to two times annual compensation (salary at 2006 annual rate of $500,000 and bonus at 2006 annual rate of $2,000,000).

(16)	Under Mr. Scaturro’s offer letter, represents two years of additional vesting of his May 2005 stock options.

(17)	Under Mr. Scaturro’s retention agreement, subject to the successful closing of the sale of U.S. Trust to Bank of America and certain other conditions, Mr. Scaturro would receive retention benefits in addition to those noted in his employment agreement under a change of control. The retention benefits include a lump-sum cash payment of $6,000,000, full vesting of Mr. Scaturro’s May 2005 restricted stock award (valued at $2,000,000), and an additional lump-sum cash payment of $2,946,196.

Charles Schwab Severance Pay Plan

Employees are eligible for benefits under the Severance Plan in the event of a job elimination, as defined in the plan.

Executive officers of the company are eligible to receive a lump-sum severance pay benefit in an amount equal to the number of months determined under the table below, multiplied by one-twelfth of his or her base salary (this amount is in addition to the 60-day notice period provided in the plan):

Years of Service	Number of Months

Less than 1 year	8 months

At least 1 year but less than 2 years	12 months

At least 2 years but less than 5 years	14 months

5 years or more	16 months

An executive officer who becomes entitled to severance benefits under the plan is also eligible to receive a lump-sum payment to cover a portion of the cost of group health plan coverage. The amount of the payment is based upon the period of time for which he or she is eligible to receive severance pay and current COBRA rates for group health plan coverage. In addition, the portion of the executive officer’s long-term equity and cash compensation awards that would have vested had the officer remained employed during the severance period will vest following his or her termination date.

COMPENSATION INFORMATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table shows outstanding equity awards for each of the named executive officers as of December 31, 2006. There were no option grants outstanding that were subject to vesting conditions based on performance criteria. The grant date of equity awards made by the Compensation Committee or independent directors is the date of the meeting or a fixed, future date specified at the time of the grant. If an equity award is approved by unanimous written consent, the grant date is a fixed, future date on or after the date the consent is effective under applicable corporate law.

Outstanding Equity Awards as of December 31, 2006

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (1)
Charles R. Schwab	3,150,000			7.71	5/11/2008
	300,000			13.76	1/20/2014
	800,000			15.30	9/7/2012
	800,000			17.08	9/7/2012
	800,000			19.12	9/7/2012
		540,541	(2)	19.19	10/30/2013

Christopher V. Dodds	38,250			8.72	2/23/2008	157,128	(5)	3,038,856	27,895	(6)	539,489
	30,000			13.56	12/16/2008
	97,500			26.38	2/23/2010
	15,000			31.06	10/25/2010
	100,000			28.75	12/15/2010
	150,000			20.90	2/28/2011
	10,000			20.68	5/4/2011
	150,000			15.02	7/18/2011
	30,000			10.20	9/24/2011
	125,000			13.11	2/27/2012
	125,000			9.71	11/8/2012
	233,576	58,395	(3)	9.19	9/30/2011
	150,000			15.30	9/7/2012
	150,000			17.08	9/7/2012
		90,090	(2)	19.19	10/30/2013

COMPENSATION INFORMATION

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (1) ($)
Walter W. Bettinger II	8,997			8.72	2/23/2008	97,012	(5)	1,876,212	41,842	(6)	809,224
	23,958			23.31	2/25/2009
	7,500			25.92	11/1/2009
	5,251			26.38	2/23/2010
	9,000			33.13	9/20/2010
	8,000			31.06	10/25/2010
	45,000			28.75	12/15/2010
	20,000			20.90	2/28/2011
	4,000			20.68	5/4/2011
	134,000			15.02	7/18/2011
	26,800			10.20	9/24/2011
	45,000			13.11	2/27/2012
	30,000			9.71	11/8/2012
	182,482	45,621	(3)	9.19	9/30/2011
	200,000			15.30	9/7/2012
	200,000			17.08	9/7/2012
		135,135	(2)	19.19	10/30/2013

Carrie E. Dwyer	54,000			8.72	2/23/2008	137,852	(5)	2,666,058	25,105	(6)	485,531
	30,000			23.31	2/25/2009
	15,000			35.58	4/20/2009
	97,501			26.38	2/23/2010
	8,000			31.06	10/25/2010
	75,000			28.75	12/15/2010
	30,000			20.90	2/28/2011
	6,000			20.68	5/4/2011
	122,000			15.02	7/18/2011
	24,400			10.20	9/24/2011
	25,000			13.11	2/27/2012
	75,000			9.71	11/8/2012
	182,482	45,621	(3)	9.19	9/30/2011
	150,000			15.30	9/7/2012
	150,000			17.08	9/7/2012
		81,081	(2)	19.19	10/30/2013

COMPENSATION INFORMATION

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (1) ($)
Peter K. Scaturro		500,000	(4)	11.58	5/19/2012	172,861	(5)	3,343,132	30,684	(6)	593,429
	150,000			15.30	9/7/2012
	150,000			17.08	9/7/2012
		99,099	(2)	19.19	10/30/2013

(1)	Represents the market value of unvested restricted stock held as of December 31, 2006 based on the closing price of a share of common stock of $19.34 on December 29, 2006 (the last business day of 2006).

(2)	These nonqualified stock options were granted on October 30, 2006 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(3)	These nonqualified stock options were granted on September 30, 2004 under the 2004 Stock Incentive Plan and vest on December 15, 2007.

(4)	These nonqualified stock options were granted on May 19, 2005 under the 2004 Stock Incentive Plan and vest in two equal annual installments beginning on the third anniversary of the grant date.

(5)	Time-based vesting for these restricted shares is set forth in the table below.

Name	Vesting Date	Number of Shares
Christopher V. Dodds	2/25/2007 7/22/2007 7/22/2008	20,628 45,500 91,000

Walter W. Bettinger II	2/25/2007 7/26/2007 7/26/2008	9,241 29,257 58,514

Carrie E. Dwyer	2/25/2007 7/22/2007 7/22/2008	14,852 41,000 82,000

Peter K. Scaturro	5/19/2010	172,861	(a)

(a)	Pursuant to Mr. Scaturro’s retention agreement, vesting will be accelerated upon the closing of the sale of U.S. Trust to Bank of America and execution of a separation agreement between Mr. Scaturro and The Charles Schwab Corporation and certain other conditions. Otherwise, the shares would vest on May 19, 2010.

(6)

Time-based vesting for these restricted shares is set forth in the table below. These restricted stock awards were granted on October 30, 2006. Shares vest in equal installments of 25% on the first, second, third and

COMPENSATION INFORMATION

fourth anniversary of the grant date. However, if a corporate performance hurdle of 15% return on equity is not met for a year, then the shares that would have otherwise vested for that year will be forfeited.

Name	Vesting Date	Number of Shares
Christopher V. Dodds	10/30/2007 10/30/2008 10/30/2009 10/30/2010	6,973 6,974 6,974 6,974

Walter W. Bettinger II	10/30/2007 10/30/2008 10/30/2009 10/30/2010	10,460 10,461 10,460 10,461

Carrie E. Dwyer	10/30/2007 10/30/2008 10/30/2009 10/30/2010	6,276 6,276 6,276 6,277

Peter K. Scaturro	10/30/2007 10/30/2008 10/30/2009 10/30/2010	7,671 7,671 7,671 7,671

COMPENSATION INFORMATION

OPTION EXERCISES AND STOCK VESTED

This table shows stock option exercises and stock vested for the named executive officers during 2006.

Option Exercises and Stock Vested in 2006

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (2)

Charles R. Schwab	—	—	—	—

Christopher V. Dodds	67,506	866,386	66,127	1,020,157

Walter W. Bettinger II	—	—	38,498	592,793

Carrie E. Dwyer	163,000	2,129,061	65,851	1,027,781

Peter K. Scaturro	—	—	—	—

(1)	The value realized on exercise of stock options is calculated by subtracting the option exercise price from the market price to obtain the value realized per share, and multiplying the value realized per share by the number of shares acquired upon exercise. If upon exercising the stock options, the named executive officer kept the shares acquired, then the market price is calculated by averaging the high and low market prices of the company’s common stock on the date of exercise. If upon exercising the stock options, the named executive officer sold the shares acquired, then the market price is calculated by using the sale price. Accordingly, the amounts in this column may not represent amounts actually realized by the named executive officers.

(2)	Amounts in this column are calculated by multiplying the number of shares acquired on vesting by the volume weighted-average price of the company’s common stock on the vesting date. If the vesting date is a weekend or holiday, the volume weighted-average price on the next business day is used to value the shares.

COMPENSATION INFORMATION

PENSION BENEFITS

This table shows pension benefits for the named executive officers in 2006. The company does not offer defined benefit and actuarial pension plans except the U.S. Trust Corporation Employees’ Retirement Plan, in which Mr. Scaturro participates. Mr. Scaturro received no payments from the U.S. Trust Corporation Employees’ Retirement Plan in 2006.

Present Value of Pension Benefits in 2006

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)

Peter K. Scaturro	U.S. Trust Corporation Employees’ Retirement Plan	1.1	19,443

U.S. Trust Corporation Employees’ Retirement Plan

The U.S. Trust Corporation Employees’ Retirement Plan is a tax-qualified plan. Under the plan, a bookkeeping account is established for Mr. Scaturro, which is credited on a quarterly basis with pay credits based on 5% of eligible compensation and interest credits based on an average yield on ten-year Treasury securities. Mr. Scaturro’s account benefit under this plan vests 25% after two years of employment, 50% after three years of employment and 100% after four years. The account benefit will also vest upon retirement at age 65. The accrued benefit will be paid in a single life annuity upon retirement at age 65. The plan also provides for earlier vesting in the event of death or total disability. The present value of Mr. Scaturro’s accumulated benefit under this plan is based on an actuarial present value calculation. This calculation assumed a retirement age of 48.6, based on the earliest date that Mr. Scaturro could retire under the plan with unreduced benefits; an interest crediting rate of 4.75%; a discount rate of 6.0% and an annuity discount factor of 0.89%.

COMPENSATION INFORMATION

NONQUALIFIED DEFERRED COMPENSATION

This table shows amounts under The Charles Schwab Corporation Deferred Compensation Plan I (DCP1) and The Charles Schwab Corporation Deferred Compensation Plan II (DCP2). The company does not make contributions to the deferred compensation plans. In 2006, no named executive officer made contributions or took withdrawals or distributions from the plans.

Nonqualified Deferred Compensation in 2006

Name (1)	Aggregate Earnings in 2006 Fiscal Year (2) ($)	Aggregate Balance at Last Fiscal Year-End ($)

Charles R. Schwab	1,344,868	12,362,695	(3)

(1)	Mr. Schwab participates in the DCP1 only. Mr. Dodds, Mr. Bettinger, Ms. Dwyer, and Mr. Scaturro do not participate in either of the company’s deferred compensation plans.

(2)	The earnings reported in this column are not above-market or preferential and therefore are not reported in the Summary Compensation Table.

(3)	For Mr. Schwab, includes executive contributions of $6,513,138 of cash bonuses which were previously reported as compensation to Mr. Schwab in the Summary Compensation Tables for prior years (1994 – 1997), and aggregate plan earnings of $5,849,557. Mr. Schwab does not currently defer compensation.

The Charles Schwab Corporation Deferred Compensation Plans

In December 2004, the Compensation Committee adopted the DCP2. Deferrals for income earned prior to January 1, 2005 were made under the DCP1, and all deferrals for income earned after January 1, 2005 were made pursuant to the DCP2. Subject to the terms and conditions set forth in the plans, each eligible participant may elect to defer all or a portion of amounts earned under the company’s non-equity incentive plans. All of a participant’s compensation deferrals are credited to a deferral account maintained for each participant. Amounts credited to deferral accounts are adjusted periodically to reflect earnings and losses (calculated based on the market return of investment options selected by participants that the company makes available under the plans). Investment options available under the plans are the same as those offered under the company’s 401(k) plan, except that the self-directed brokerage window and the company common stock funds are not available. Participants may make investment changes at any time. With certain exceptions, deferral accounts are paid or commence to be paid upon a fixed payment date, as elected by the participant, or the participant’s retirement. Participants may generally elect that payments be made in a single lump sum or in annual installments over a period of four, five, ten or fifteen years. However, upon a termination of a participant’s employment for any reason other than retirement, or upon a change in control of the company, payment will be made in a lump sum.

COMPENSATION INFORMATION

DIRECTOR COMPENSATION

The following table shows compensation paid to each of our non-employee directors during 2006. The company does not offer any non-equity incentive plans, defined benefit and actuarial pension plans, or other defined contribution retirement plans for non-employee directors. The company does not offer above-market or preferential earnings under its nonqualified deferred compensation plans for directors.

2006 Director Compensation

	FEES EARNED OR PAID IN CASH ($)
NAME	PAID IN CASH ($) (1)		DEFERRED INTO RESTRICTED STOCK UNITS OR OPTIONS (2), (13) ($)		STOCK AWARDS (3), (14) ($)		OPTION AWARDS (4), (13) ($)		ALL OTHER COMPEN- SATION (5) ($)	TOTAL ($)

William F. Aldinger III	82,100		—		12,209		4,911		297	99,517

Nancy H. Bechtle	84,900		—		55,219		17,834		1,466	159,419

C. Preston Butcher	—		89,900	(6)	55,219		17,834		1,466	164,419

Donald G. Fisher	80,800		—		55,219		17,834		1,466	155,319

Frank C. Herringer	—		98,900	(7)	55,219		17,834		1,466	173,419

Marjorie Magner	—		76,528	(8)	12,209		47,871	(9)	297	136,905

Stephen T. McLin	109,900		—		55,219		17,834		1,466	184,419

Paula A. Sneed	—		84,900	(10)	55,219		17,834		1,466	159,419

Roger O. Walther	99,900		—		55,219		17,834		1,466	174,419

Robert N. Wilson	136,025	(11)	—		88,768	(12)	27,872	(12)	2,198	254,863

David B. Yoffie	80,900		—		55,219		17,834		1,466	155,419

(1)	This column shows amounts paid in cash for retainers and fees.

(2)	This column shows the dollar amount of retainers and fees deferred into restricted stock units or options under the Directors’ Deferred Compensation Plan.

(3)	This column shows the dollar amount of compensation costs recognized during the fiscal year in accordance with FAS No. 123R on restricted stock awards. In 2006, all non-employee directors received an automatic grant of restricted stock with a grant date fair value of $60,000. In addition, Mr. Wilson received an additional grant of restricted stock with a grant date fair value of $30,000 for his service on the U.S. Trust board.

(4)	This column shows the dollar amount of compensation costs recognized during the fiscal year in accordance with FAS No. 123R on stock options. In 2006, all non-employee directors received an automatic grant of stock options with a grant date fair value of $24,139. In addition, Mr. Wilson received an additional grant of stock options with a grant date fair value of $12,069 for his service on the U.S. Trust board of directors.

(5)	This column shows the dollar amount of cash dividends on unvested restricted shares.

(6)	For Mr. Butcher, this amount represents retainers and fees deferred into 21,472 stock options.

COMPENSATION INFORMATION

(7)	For Mr. Herringer, this amount represents retainers and fees deferred into 5,814 restricted stock units.

(8)	For Ms. Magner, this amount represents retainers and fees deferred into 4,382 restricted stock units.

(9)	For Ms. Magner, this amount includes $42,960 (the fair value on the grant date) for an initial grant of 10,000 options for new directors upon joining the Board in January 2006. The 10,000 options fully vested on the grant date.

(10)	For Ms. Sneed, this amount represents retainers and fees deferred into 4,966 restricted stock units.

(11)	For Mr. Wilson, this amount includes $51,125 of fees and retainers for service on the U.S. Trust Board of Directors.

(12)	Includes the dollar amount of compensation costs recognized during the fiscal year in accordance with FAS No. 123R for restricted stock awards and stock options for service on the U.S. Trust Board of Directors.

(13)	The following table shows the aggregate number of outstanding restricted stock, stock options and restricted stock unit awards granted to the non-employee directors as of December 31, 2006:

Name	Stock Awards	Option Awards	Restricted Stock Unit Awards

William F. Aldinger III	3,712	15,000	—

Nancy H. Bechtle	10,230	108,118	492

C. Preston Butcher	10,230	197,568	24,427

Donald G. Fisher	10,230	59,960	—

Frank C. Herringer	10,230	105,555	45,565

Marjorie Magner	3,712	15,000	3,813

Stephen T. McLin	10,230	92,013	26,587

Paula A. Sneed	10,230	42,306	30,475

Roger O. Walther	10,230	91,385	24,573

Robert N. Wilson	15,344	50,930	38,736

David B. Yoffie	10,230	25,000	—

COMPENSATION INFORMATION

Director Compensation in 2006

During 2006, Mr. Schwab received no additional compensation for his service as a director. Non-employee directors received the following retainers and fees in 2006:

2006 Non-Employee Director Retainers and Fees

Annual retainer	$50,000

Attendance fee for each board meeting	$2,800

Attendance fee for each Audit Committee and Compensation Committee meeting held on the same day as a board meeting	$1,000

Attendance fee for each other board committee meeting held on the same day as a board meeting	$500

Attendance fee for each Audit Committee and Compensation Committee meeting held on a day other than a board meeting	$2,500

Attendance fee for each other board committee meeting held on a day other than a board meeting	$2,000

Additional annual retainer for service as Audit Committee chairman	$20,000

Additional annual retainer for service as a board committee chairman other than the Audit Committee	$15,000

Non-employee directors also are entitled to receive non-discretionary equity grants under the 2004 Stock Incentive Plan, which was approved by stockholders in May 2004. In 2006, non-employee directors were entitled to grants as follows:

2006 Non-Employee Director Equity Grants

Annual grant of options	5,000 options

Annual grant of restricted stock	3,712 shares

Initial grant of options for new directors	10,000 options

Terms and Conditions

Non-employee directors received the initial grant of options on the date of the first board meeting after joining the board. They received the annual grants of options and restricted stock on the second business day after the 2006 Annual Meeting of Stockholders. The 2006 non-employee director equity grants are subject to the following terms and conditions:

•

Annual grants of options and restricted stock vest over the three-year period following the date of grant, with 25% vesting on each of the first and second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date. The options become 100% vested in the event of the non-employee director’s death, disability or retirement. Initial grants of options (when a director joins the board) are fully vested on the date of the grant.

•	The number of shares for the annual grant of restricted stock is determined by dividing $60,000 by the average of the high and low market prices of common stock on the date of the grant.

•	Each stock option is designated as a nonqualified stock option and has an exercise price equal to the fair market value of common stock on the date of the grant.

•

Each stock option expires on the earliest of (1) the date ten years after the date of grant, (2) the date three months after termination of service for any reason other than death, disability or retirement, (3) the date one year after termination of service because of death or disability, or (4) the date two years after termination of service because of retirement.

Directors’ Deferred Compensation Plan

Non-employee directors also may participate in the Directors’ Deferred Compensation Plan II. This plan allows them to defer receipt of all or a portion of their retainers and fees and, at their election, either to:

(1)	receive stock options that:

•	have a fair value equal to the amounts deferred (as determined under the valuation method used by the company to value stock options at the time of the deferral),

COMPENSATION INFORMATION

•	have an option exercise price equal to the closing price of common stock on the date the deferred amount would have been paid, and

•	vest immediately upon grant and generally expire ten years after the grant date,

- or -

(2)	invest the deferred amount in restricted stock units that are funded by an equivalent number of shares of common stock to be held in a “rabbi” trust and distributed to the director when he or she ceases to be a director.

We also have stock ownership guidelines for non-employee directors. Under our guidelines, each non-employee director should own company stock with a fair market value equal to or exceeding $200,000. A new director should reach this target level upon completing five years of service. Once this target level is reached, the director is deemed to meet this target so long as he or she continues to hold an equivalent number of shares as on the date the target level was met. Shares owned outright, deferred shares and restricted stock and stock units are counted in determining the threshold under our stock ownership guidelines. In addition, each non-employee director is expected to hold for at least one year 50% of the net after-tax value of company stock acquired through the exercise of a stock option or the vesting of restricted shares. Thereafter, the shares may be sold as of any date the target ownership level is met.

Changes to Director Compensation in 2007

In 2006, the Compensation Committee conducted a comprehensive review of non-employee director compensation with input from its outside consultant, Hewitt Associates. This review included a comparison to other financial service organizations in the company’s peer group. Based on this review, the committee determined that a redesign of the director’s compensation program was advisable.

The committee determined that the company should implement a simpler, more transparent director compensation program that eliminates per-meeting fees and the initial grant of options. The committee recommended providing non-employee directors’ fees in a combination of cash and equity awards, with approximately 60 percent to be delivered in the form of equity awards in order to align directors’ interests with the long-term interests of stockholders. In March 2007, the board approved the following compensation program for directors effective January 1, 2007, subject to stockholder approval of amendments to the 2004 Stock Incentive Plan.

Cash Retainers

Each non-employee director will receive an annual cash retainer in the amount of $85,000. In addition, the Chair of the Audit Committee will receive an annual cash retainer of $25,000, and each other member of the Audit Committee will receive an annual cash retainer of $5,000. The Chair of the Compensation Committee and the Chair of the Nominating & Governance Committee will each receive an annual cash retainer of $15,000. The Board retains the discretion to establish special committees in the future and to pay a special retainer to the Chair and the members of any special committee. There will be no fees for attendance at Board or committee meetings.

Equity Grants

Subject to stockholder approval, each non-employee director would receive an annual equity grant under the 2004 Stock Incentive Plan with an aggregate value of $125,000. Non-employee directors will receive the equity grant 50 percent in stock options and 50 percent in restricted shares.

In the event a new non-employee director is elected to the Board during the year, the current initial stock option grant (10,000 shares) will be eliminated and instead a pro-rata retainer amount with same 40/60 split

COMPENSATION INFORMATION

between cash retainers and non-retainer equity will be granted to that individual for the first calendar year in lieu of the full retainer.

Under the 2004 Stock Incentive Plan, the equity grants will vest 25% on the first anniversary of the date of grant, 50% on the second anniversary of the date of grant and 100% on the third anniversary of the date of grant.

If stockholders do not approve the proposed amendments to the 2004 Stock Incentive Plan, then the automatic equity grants under the current program (including the initial grants of options for new directors) will continue. The changes in non-employee director compensation relating to cash retainers are not subject to stockholder approval.

COMPENSATION INFORMATION

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2006 with respect to equity compensation plans approved and not approved by stockholders (shares in millions):

Securities Authorized for Issuance as of December 31, 2006

PLAN CATEGORY	(A) SHARES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(C) SHARES AVAILABLE FOR FUTURE ISSUANCE (EXCLUDING SHARES IN COLUMN A)

Equity compensation plans approved by stockholders	78	(1)	$15.42	(2)	36

Equity compensation plans not approved by stockholders	20	(3)	$18.94	(4)	0

Total	98		$16.23		36	(5)

(1)	Consists of 68,980,467 stock options and 9,087,886 restricted stock units outstanding under the company’s 1987 Stock Option Plan, 1987 Executive Officer Stock Option Plan, and the 1992, 2001 and 2004 Stock Incentive Plans.

(2)	The weighted-average exercise price does not take into account awards that have no exercise price such as restricted stock units.

(3)	Consists of 20,407,783 stock options outstanding under the company’s Employee Stock Incentive Plan (ESIP). Grants under the ESIP were made to employees other than officers and directors and, accordingly, did not require shareholder approval under rules in effect at the time of grant.

In connection with its acquisition of CyberCorp, Inc. in 2002, the company assumed stock options granted under the CyberCorp, Inc. 1996 Stock Incentive Plan (the CyberCorp Plan). There are 19,651 stock options outstanding under the CyberCorp Plan.

(4)	Represents the weighted-average exercise price of options granted under the ESIP. Options granted under the CyberCorp Plan had a weighted-average exercise price of $18.07.

(5)	Represents stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock and performance units that may be awarded under the 2004 Stock Incentive Plan. No new shares are available for grant under any other stock incentive plan.

Employee Stock Incentive Plan

The Employee Stock Incentive Plan, which the board approved in 1997, provided for the grant of stock options and restricted stock to employees. No new shares are available for grant under this plan. Options granted under the plan allow employees to purchase shares of common stock at an exercise price of not less than 100% of the fair market value of a share on the grant date. Options become exercisable and expire within the times and upon the events determined by the Compensation Committee or by persons to whom the committee delegates such responsibility. Restricted stock becomes vested, in full or in installments, upon the satisfaction of certain conditions established by the Compensation Committee or its delegates.

COMPENSATION INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows common stock that is beneficially owned by the directors, the named executive officers, and owners of 5% or more of the outstanding company common stock, as of the close of business on March 19, 2007.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP				PERCENT OF OUTSTANDING SHARES
NAME OF BENEFICIAL OWNER	SHARES OWNED (1)		STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS (2)	TOTAL BENEFICIAL OWNERSHIP (3)

Charles R. Schwab	227,904,326	(4)	5,850,000	233,754,326	18.59%

William F. Aldinger III	9,212		10,000	19,212	*

Nancy H. Bechtle	208,075		99,368	307,443	*

C. Preston Butcher	1,165,675	(5)	192,706	1,358,381	*

Donald G. Fisher	3,942,856	(6)	51,210	3,994,066	*

Frank C. Herringer	114,968	(7)	96,805	211,773	*

Marjorie Magner	3,712		10,000	13,712	*

Stephen T. McLin	131,822	(8)	83,263	215,085	*

Paula A. Sneed	28,478		33,556	62,034	*

Roger O. Walther	205,950	(9)	82,635	288,585	*

Robert N. Wilson	94,962		36,280	131,242	*

David B. Yoffie	21,432		6,250	27,682	*

Walter W. Bettinger II	440,308	(10)	949,988	1,390,296	*

Christopher V. Dodds	596,109		1,181,076	1,777,185	*

Carrie E. Dwyer	333,679		1,044,383	1,378,062	*

Peter K. Scaturro	203,545		300,000	503,545	*

Directors and Executive Officers as a Group (24 Persons) (11)	236,360,940		14,063,361	250,424,301	19.78%

*	Less than 1%

(1)	This column includes:

•

Shares for which the named person has sole voting and investment power, has shared voting and investment power with his or her spouse, or holds in an account under The SchwabPlan Retirement Savings and Investment Plan, and

•	Restricted stock or shares subject to a vesting schedule, performance conditions, forfeiture risk and other restrictions.

This column excludes restricted stock units held by directors under the Directors Deferred Compensation Plans, which do not have voting rights. The restricted stock units are converted into shares of common stock and paid

COMPENSATION INFORMATION

in a lump sum by the end of February in the year following a director’s termination of board service. As of March 19, 2007, there are no restricted stock units under the Directors Deferred Compensation Plans that are convertible within 60 days. Information on these restricted stock units is contained in the section under “Compensation Information – Director Compensation.”

(2)	Shares that can be acquired through stock option exercises through May 17, 2007.

(3)	This column includes the total number of shares beneficially owned, including shares owned and the number of shares underlying stock options exercisable within 60 days of March 19, 2007.

(4)	Includes 7,841,450 shares held by Mr. Schwab’s spouse, 42,853,958 shares held by a limited liability company, and the following shares for which Mr. Schwab disclaims beneficial ownership: 11,411,185 shares held by a nonprofit public benefit corporation established by Mr. Schwab, and 6,000 shares held in a trust for which Mr. Schwab acts as trustee.

Includes the following shares for which Mr. Schwab may be deemed to have shared voting and investment power and for which he disclaims beneficial ownership: 1,565,738 shares held by investment companies and managed by a wholly-owned subsidiary of the company.

Mr. Schwab’s address is c/o The Charles Schwab Corporation, 120 Kearny Street, San Francisco, California 94108.

(5)	Includes 1,054,311 shares that are pledged as security, and 272,120 shares that are held by Mr. Butcher’s spouse.

(6)	Includes shares held by a nonprofit public benefit corporation for which Mr. Fisher has shared voting and investment power and for which he disclaims beneficial ownership.

(7)	Includes 50,625 shares held by Mr. Herringer’s spouse.

(8)	Includes shares held by a nonprofit public benefit corporation established by Mr. McLin, for which he disclaims beneficial ownership.

(9)	Includes 27,683 shares held by Mr. Walther’s spouse.

(10)	Includes 2,028 shares held by Mr. Bettinger’s spouse, and shares held by a nonprofit public benefit corporation established by Mr. Bettinger for which he disclaims beneficial ownership.

(11)	In addition to the officers and directors named in this table, eight other executive officers are members of this group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on its records and other information, the company believes that during 2006 all filings with the SEC by its officers, directors and 10% stockholders timely complied with requirements for reporting ownership and changes in ownership of common stock under Section 16(a) of the Securities Exchange Act of 1934.

TRANSACTIONS WITH RELATED PERSONS

Charles R. Schwab, the company’s Chairman and Chief Executive Officer, has a daughter, Carolyn (“Carrie”) Schwab Pomerantz, who was employed as President of the Charles Schwab Foundation during 2006 (and presently). Mr. Schwab’s daughter earned approximately $340,000 in salary, bonus and benefits during 2006. She also received a grant of 5,858 shares of restricted stock and 18,919 stock options. Ms. Schwab Pomerantz has been employed by the company for 24 years.

Some directors, executive officers and entities with which they are affiliated have credit transactions with the company’s banking and brokerage subsidiaries, such as mortgage loans, revolving lines of credit, or other extensions of credit. These transactions with directors, executive officers and their affiliates are made in the ordinary course of business and to the extent permitted by the Sarbanes-Oxley Act of 2002. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

The company has policies and procedures regarding the review and approval of related-person transactions. Such policies and procedures are in writing and have been approved by the Audit Committee. The transactions covered by the company’s policies and procedures include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the company participates and the amount involved exceeds $120,000, and a director or executive officer of the company has a direct or indirect material interest. The policies and procedures include transactions where the directors’ and executive officers’ children, stepchildren, parents, stepparents, spouse, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law or members of their household (other than a tenant or employee) have a personal interest.

Any director or executive officer proposing a transaction covered by the company’s related party transaction policies and procedures must promptly notify the company’s compliance department prior to engaging in the proposed transaction and must provide all material details of the proposed transaction and his or her interest in the transaction. The Audit Committee will consider any proposed transaction at its next meeting. The Audit Committee may authorize the transaction only if the Audit Committee determines that the transaction is fair as to the company as of the time of authorization and in the best interests of the company. The transaction must be approved in good faith by a majority of the disinterested directors on the Audit Committee.

Notice to and approval by the Audit Committee as described above is not required if the transaction involves compensation to an immediate family member of a director or executive officer, and the employment relationship has been approved in good faith by a majority of disinterested members of the Compensation Committee. As in the case of Ms. Schwab Pomerantz, after initial employment, further approval of the Compensation Committee is not required if the immediate family member is not an executive officer and all compensation and benefits to him or her, including salary increases, bonuses, incentive awards, perquisites, benefits, severance payments, and all other forms of compensation, are made in accordance with the company’s compensation programs, policies and plans.

STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS

We have been notified that several stockholders intend to present proposals for consideration at the annual meeting. The stockholder proposals and supporting statements appear in italics below, and we present the proposals as they were submitted to us. We recommend that you vote against the following stockholder proposals. Our responses are contained immediately after each proposal.

FIRST STOCKHOLDER PROPOSAL

William C. Thompson, Jr., Comptroller, City of New York, on behalf of the Boards of Trustees of the New York City Pension Funds, 1 Center Street, New York, New York 10007-2341, which hold approximately 3,318,100 shares of company stock, has submitted the following proposal for consideration at the annual meeting.

Stockholder Resolution

Resolved, that the shareholders of Charles Schwab hereby request that the company provide a report, updated semi-annually, disclosing the company’s:

1.	Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

a.	An accounting of the company’s funds contributed to any of the persons or organizations described above;

b.	The business rationale for each of the company’s political contributions; and

c.	Identification of the person or persons in the company who participated in making the decisions to contribute.

This report shall be presented to the board of directors’ audit committee or other relevant oversight committee, and posted on the company’s website to reduce costs to shareholders.

Stockholder’s Statement of Support

As long-term shareholders of Charles Schwab, we [the New York Funds] support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

Company executives exercise wide discretion over the use of corporate resources for political purposes. They make decisions without a stated business rationale for such donations. In 2003-04, the last fully reported election cycle, Charles Schwab contributed at least $25,000 (The Center for Public Integrity:

http://www.publicintegrity.org/527/db.aspx?act=main).

Relying only on the limited data available from the Federal Election Commission and the Internal Revenue Service, the Center for Public Integrity, a leading campaign finance watchdog organization, provides an incomplete picture of the company’s political donations. Complete disclosure by the company is necessary for the company’s Board and its shareholders to be able to fully evaluate the political use of corporate assets.

Although the Bi-Partisan Campaign Reform Act of 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s.

Absent a system of accountability, corporate executives will be free to use the company’s assets for political objectives that are not shared by and may be inimical to the interests of the company and its shareholders. There is currently no single source of information that provides the information sought by this resolution. That is why we urge your support for this critical governance reform.

STOCKHOLDER PROPOSALS

Board of Directors’ Recommendation Against and Statement of Opposition to the First Stockholder Proposal

Last year, stockholders defeated a similar proposal regarding political contributions. At that time, we noted that our policies advance the interests of the company’s stockholders and clients, and that the minimal funding contributed to organizations of the type listed in the proposal (which are generally in support of communities in which we live) was a better use of company resources than the expense of implementing the stockholder proposal. These facts have not changed since last year.

We recommend a vote against the first stockholder proposal.

SECOND STOCKHOLDER PROPOSAL

The Sheet Metal Workers’ National Pension Fund, Edward F. Carlough Plaza, 601 N. Fairfax Street, Suite 500, Alexandria, VA 22314 which holds approximately 32,550 shares of company stock, has submitted the following proposal for consideration at the annual meeting.

Stockholder Resolution

Resolved: That the shareholders of The Charles Schwab Corporation (“Company”) hereby amend Article III, Section 3.03 of the Company’s Bylaws to provide for the election of board of director nominees using a majority vote standard. Specifically, Section 3.03 is amended by deleting the words “a plurality of the votes cast thereat shall elect directors” and substituting the words “a majority of the votes cast thereat shall elect directors, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.”

Stockholder’s Statement of Support

In order to provide shareholders a meaningful role in director elections, our company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. Our Company presently uses a plurality vote standard in director elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, an increasing number of companies, including Intel, Dell, Motorola, Texas Instruments, Safeway, Home Depot, and Gannett have adopted a majority vote standard in company by-laws. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. Other companies have responded only partially to the call for change by simply adopting post-election director resignation policies that set procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. At the time of the submission of this proposal, our Company and its board had not taken either action.

We [the Sheet Metal Workers] believe the critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard in Company governance documents. Our Company should join the growing list of companies that have taken this action. With a majority vote standard in place, the board can then consider action on developing post election procedures to address the status of directors that fail to win election. A

STOCKHOLDER PROPOSALS

combination of a majority vote standard and a post-election director resignation policy would establish a meaningful right for shareholders to elect directors, while reserving for the board an important post-election role in determining the continued status of an unelected director. We feel that this combination of the majority vote standard with a post-election policy represents a true majority vote standard.

Board of Directors’ Recommendation Against and Statement of Opposition to the Second Stockholder Proposal

Last year, stockholders defeated a proposal from the Sheet Metal Workers that requested the Board of Directors to take action to implement majority voting. We have considered majority voting in light of various factors, including: the vote last year, the responsibilities of the Nominating and Corporate Governance Committee, the lack of sufficient votes on our own proposal to declassify the board, Delaware law, and the interests of all stockholders.

After careful consideration, we believe that this majority voting proposal would not serve the interest of the company’s stockholders. The Nominating and Corporate Governance Committee exercises its fiduciary responsibilities in nominating candidates to the Board of Directors. It has the responsibility to seek and nominate qualified candidates to the board who will best represent the interests of all stockholders. In this regard, if a director fails to receive a majority of affirmative votes, we believe that the Nominating Committee should consider the reasons for the withheld votes. In addition, when considering whether to re-nominate a director to the board, the Nominating Committee’s consideration includes:

•	The director’s qualifications and skills and contributions to the board and board committees;

•	The effect on board composition without the director’s continued service;

•	Whether there are other qualified candidates to fill the vacancy.

Under the proposed system, certain stockholders (who may hold large positions temporarily and do not share our long-term view) could mount a campaign in which a director is not elected to the board. Under these circumstances, the Nominating Committee would not have the opportunity to decide whether the director’s experience was vital to one of the board committees (e.g., a financial expert on the Audit Committee) or was particularly helpful to the board (e.g., special expertise in the financial services industry). The Nominating Committee’s consideration unfortunately would be limited by factors that may be specific to the short-term interests of those mounting the campaign, to the detriment of the company and other stockholders.

In addition, a director who fails to receive a majority (but otherwise receives a plurality) may continue to serve a “holdover” term for another three years (unless the director resigns, retires or dies prior to the expiration of the holdover term). Under Delaware law, directors on classified boards may not be removed in the middle of their terms except for cause (a failure to garner a majority vote would not constitute “cause”). We believe that it is important for the Nominating Committee to have the ability to consider broadly the relevant experience and qualifications of all candidates, rather than having the constraints noted above that could be disruptive to the effective operation of the board and its committees over an extended period.

We continue to believe that the company and its stockholders are best served by the current system of plurality voting, in which the Nominating Committee, which is composed entirely of independent directors, is charged with a fiduciary duty to seek and nominate qualified and experienced candidates. We believe our current system is more effective in representing the interests of all stockholders, particularly individual stockholders, over the long term.

We recommend a vote against the second stockholder proposal.

INFORMATION ABOUT VOTING PROCEDURES

How is my vote counted?

Director Nominees: You may vote either “for” each director nominee or withhold your vote from any one or more of the nominees.

Approval of Employee Stock Purchase Plan, Amendments to 2004 Stock Incentive Plan, and Stockholder Proposals: You may vote “for” or “against” or “abstain” from voting on the proposal to adopt the Employee Stock Purchase Plan, the proposal to amend the 2004 Stock Incentive Plan, and the two stockholder proposals. If you abstain from voting on any of these proposals, it will have the same effect as a vote “against” that proposal.

If you provide voting instructions: If you provide your voting instructions on your proxy, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of Mr. Schwab and Ms. Dwyer if a proposal comes up for a vote at the meeting that is not on the proxy.

If you do not provide voting instructions for one or more proposals: If you do not indicate a specific choice on the proxy you submit for one or more proposals, your shares will be voted (with respect to the proposal or proposals on which you do not vote):

•	for the three named nominees for directors,

•	for the approval of the Employee Stock Purchase Plan,

•	for the approval of the amendments to the 2004 Stock Incentive Plan,

•	against each of the two stockholder proposals, and

•	according to the best judgment of Mr. Schwab and Ms. Dwyer if a proposal comes up for a vote at the meeting that is not on the proxy.

How will my shares be voted if other business is presented at the annual meeting?

We know of no business other than the proposals contained in the proxy statement to be considered at the meeting. However, if:

•	other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and

•	you have properly submitted your proxy,

then Charles R. Schwab and Carrie E. Dwyer will vote your shares on those matters according to their best judgment.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote by:

•	signing a proxy card with a later date and returning it before the polls close at the meeting,

•	voting by telephone or on the Internet before 12:00 p.m., Central Time, on May 16, 2007, or

•	voting at the meeting.

How many votes must the director nominees receive to be elected as directors?

Because three directors are to be elected at the annual meeting, the three individuals receiving the highest number of votes for election will be elected.

What happens if a director nominee is unable to stand for election?

The board may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy, Mr. Schwab and Ms. Dwyer can vote your shares for a substitute nominee. They cannot vote for more than three nominees.

INFORMATION ABOUT VOTING PROCEDURES

How many votes are needed for the approval of the Employee Stock Purchase Plan, the amendments to the 2004 Stock Incentive Plan, and the two stockholder proposals?

The Employee Stock Purchase Plan, the amendments to the 2004 Stock Incentive Plan, and the stockholder proposals will be approved if a majority of the shares present at the meeting in person or by proxy and entitled to vote on the proposal vote for approval.

What is a “broker non-vote”?

A broker non-vote occurs when a brokerage firm holding shares in street name for a beneficial owner does not vote on a proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power with respect to the proposal.

What is the effect of not providing voting instructions if my shares are held in street name?

Brokerage firms have authority to vote clients’ unvoted shares on some “routine” matters. When a brokerage firm votes its clients’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote clients’ unvoted shares on non-routine matters, which results in a broker non-vote. A broker non-vote will be treated as not being entitled to vote on the proposal. For proposals that require a majority of votes voting on the proposal to be approved (such as the Employee Stock Purchase Plan, the amendments to the 2004 Stock Incentive Plan, and the stockholder proposals), a broker non-vote will not be counted for purposes of determining whether the proposal has been approved.

The company’s proposal to elect directors is considered a routine matter, but the proposals concerning the approval of the Employee Stock Purchase Plan, the amendments to the 2004 Stock Incentive Plan, and the stockholder proposals are not.

As a brokerage firm, Charles Schwab & Co., Inc. may vote its clients’ unvoted shares on routine matters. However, as the company’s subsidiary, when it is voting on company proposals, it can vote unvoted company shares held in brokerage accounts only in the same proportion as all other stockholders vote.

If you have a stockbroker or investment advisor, they may be able to vote your shares depending on the terms of the agreement you have with them.

What is the effect of not submitting my proxy if my shares are held in a retirement plan?

A purchasing agent under a retirement plan also may be able to vote a participant’s unvoted shares. For example, if you are a participant in The SchwabPlan Retirement Savings and Investment Plan, the plan’s purchasing agent, under certain circumstances, can vote your shares. Specifically, the purchasing agent will vote shares you hold under the Employee Stock Ownership Plan component of The SchwabPlan Retirement Savings and Investment Plan if the purchasing agent does not receive voting instructions from you. The purchasing agent will vote your unvoted shares held under the ESOP component of the overall plan in the same proportion as all other plan participants vote their shares held under the ESOP component of the overall plan.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and submit all proxies to ensure that all your shares are voted.

Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential by our transfer agent

INFORMATION ABOUT VOTING PROCEDURES

and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find voting results of the meeting?

We will announce preliminary voting results at the annual meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2007. You may access a copy electronically on our website at www.aboutschwab.com/investor by clicking on “Financials & SEC Filings” or through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also obtain a copy by contacting our Investor Relations Hotline at (415) 636-2787.

Voting results are tabulated and certified by our transfer agent, Wells Fargo Bank, N.A.

INFORMATION ABOUT THE PROXY STATEMENT AND PROPOSALS

Who pays the cost for proxy solicitation?

The company is paying for distributing and soliciting proxies. As a part of this process, the company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders.

The company has engaged MacKenzie Partners, Inc. to assist with solicitation of proxies for an estimated fee of $12,500 plus expenses. Employees of the company or its subsidiaries may solicit proxies through mail, telephone, the Internet or other means. Employees do not receive additional compensation for soliciting proxies.

How do I submit a stockholder proposal for next year’s annual meeting?

If you want us to consider including a proposal in our proxy statement next year, you must deliver it to the Corporate Secretary at the company’s principal executive office no later than November 30, 2007. The company’s bylaws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The bylaws are available on our website at www.aboutschwab.com/governance. In addition, you may obtain a copy of our bylaws by contacting the Assistant Corporate Secretary at the address in the “Corporate Governance Information” section of this proxy statement.

For next year’s annual meeting of stockholders, the persons appointed by proxy to vote stockholders’ shares will vote those shares according to their best judgment on any stockholder proposal the company receives after March 19, 2008.

What is “householding”?

“Householding” means that we deliver a single set of proxy materials to households with multiple stockholders, provided such stockholders give their affirmative or implied consent and certain other conditions are met.

Some households with multiple stockholders already may have provided the company with their affirmative consent or given a general consent to householding. We will provide only one set of proxy materials to each such household, unless we receive contrary instructions.

We will promptly deliver separate copies of our proxy statement and annual report at the request of any stockholder who is in a household that participates in the householding of the company’s proxy materials. You may call the Assistant Corporate Secretary at (415) 636-3087 or send your request to the Assistant Corporate Secretary at the address in the “Corporate Governance Information” section of this proxy statement.

If you currently receive multiple copies of the company’s proxy materials and would like to participate in householding, please contact the Assistant Corporate Secretary.

INFORMATION ABOUT THE ANNUAL MEETING

How do I register for the annual meeting?

You must register in advance if you plan to attend the annual meeting. In accordance with our security procedures, you will be asked to present a picture identification to enter the meeting. Attendance at the annual meeting is limited to stockholders or one named representative of a stockholder. Seating is limited and, therefore, admission to the annual meeting is on a first-come, first-served basis.

To register, you may either:

•	go to www.schwabevents.com,

•	write the Assistant Corporate Secretary at the address in the “Corporate Governance Information” section of this proxy statement,

- or -

•	call the Assistant Corporate Secretary at (415) 636-3087.

You will be asked to provide your name, complete mailing address, and proof that you own Schwab shares (such as the number of the Schwab account in which you hold the shares, or a photocopy of a current brokerage or other account statement). If you will be naming a representative to attend the meeting on your behalf, the name, address and telephone number of that individual must also be provided.

How do I access the webcast of the annual meeting?

For information on how to access the real-time webcast of the annual meeting, go to www.schwabevents.com.

By Order of the Board of Directors,

CARRIE E. DWYER

EXECUTIVE VICE PRESIDENT,

GENERAL COUNSEL AND

CORPORATE SECRETARY

MARCH 30, 2007

SAN FRANCISCO, CALIFORNIA

EXHIBIT A

EMPLOYEE STOCK PURCHASE PLAN

The complete text of the Employee Stock Purchase Plan, as proposed to be adopted, is set forth below.

THE CHARLES SCHWAB CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board on October 19, 2006

SECTION 1. ESTABLISHMENT OF THE PLAN.

The Charles Schwab Corporation Employee Stock Purchase Plan (the “Plan”) is hereby established to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify for favorable tax treatment under section 423 of the Code.

SECTION 2. DEFINITIONS.

When used herein the following terms shall have the following meanings solely for purposes of the Plan:

(a)	“Administrator” means the Compensation Committee of the Board of Directors of the Company or such other individual or individuals appointed by the Board or the Committee from time to time to act as Administrator.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Company” means The Charles Schwab Corporation, a Delaware corporation.

(e)	“Committee” means the Compensation Committee of the Board.

(f)	“Compensation” means a Participant’s wages as reported in Box 1 of Form W-2 for services rendered excluding (i) living allowances, (ii) travel or commuting allowances, (iii) cash allowances that are provided in lieu of perquisites, as determined by Administrator, (iv) amounts that are paid as a result of participation in a Participating Company’s long term incentive programs including, without limitation, amounts realized from cash units under the Long-Term Incentive Plan and the exercise of stock options and upon the vesting of restricted stock, (v) employee referral awards, (vi) special incentive awards such as spot awards (other than regular incentive awards and regular bonuses), (vii) reimbursements for relocation expenses, (viii) income items attributable to the taxable portion of employee benefits and any cash payments made as a result of a Participant’s election not to receive insured benefits pursuant to a cafeteria plan, (ix) amounts paid as disability benefits, (x) any income items reflecting grants in aid, and (xi) amounts paid on or after the first day of the payroll period following termination pursuant to a Participating Company’s severance plan (other than any amounts paid with respect to a notice period under such plan) or pursuant to a negotiated termination agreement. Compensation shall be determined prior to reduction for amounts described in sections 125, 132 and 401(k) of the Code. The Administrator shall determine whether a particular item is included in Compensation.

(g)

“Eligible Employee” means any common-law employee of a Participating Company who has been an employee of a Participating Company for not less than 3 consecutive months (or such other period of service as the Administrator may establish from time to time) before the beginning of the applicable Offering Period. Notwithstanding the foregoing, any employee whose participation in the Plan is prohibited by the law of any country that has jurisdiction over such employee is not an Eligible Employee and shall not be eligible to

EXHIBIT A

participate in the Plan. The determination of whether an individual is an Eligible Employee shall be made by the Administrator in its sole and absolute discretion.

(h)	“Fair Market Value” means the fair market value of the Stock based on the closing price of a share of Stock on the principal exchange on which the shares are trading, as determined in good faith by the Administrator in its sole and absolute discretion, consistent with the requirements of section 423 of the Code and income tax regulations promulgated thereunder. Whenever possible, the determination of Fair Market Value by the Administrator shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

(i)	“Offering Period” means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 6.

(j)	“Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 5.

(k)	“Participating Company” means the Company and each Subsidiary designated by the Committee.

(l)	“Plan Account” means the account established for each Participant pursuant to Section 9(a).

(m)	“Purchase Price” means the price at which Participants may purchase Stock under Section 5, as determined pursuant to Section 7.

(n)	“Stock” means the Common Stock of the Company.

(o)	“Subsidiary” means, with respect to the Company, a subsidiary corporation as defined in section 424(f) of the Code.

SECTION 3. SHARES AUTHORIZED.

The maximum aggregate number of shares which may be offered under the Plan shall be 50 million shares of Stock, which number is subject to adjustment as provided in Section 13.

SECTION 4. ADMINISTRATION.

The Committee shall have the discretionary power to construe, administer, and interpret the Plan and to resolve any ambiguities thereunder; to prescribe, amend, and rescind administrative rules relating to the Plan; to set the provisions which will determine an employee’s ability to participate in the Plan and to take all other actions that are necessary or appropriate for administration of the Plan. Such interpretations, rules, and actions of the Committee shall be final and binding upon all concerned and, in the event of judicial review, shall be entitled to the maximum deference allowable by law. The Committee shall have the right to delegate responsibility for construing, administering, or interpreting the Plan, including the establishment of a claims procedure, to a designated officer or officers who shall act as an Administrator. Where the Committee has delegated its responsibility for matters of construing, administering or interpreting the Plan, including the establishment of a claims procedure, to an Administrator, the actions of the Administrator shall constitute actions of the Committee.

SECTION 5. ELIGIBILITY AND PARTICIPATION.

(a)	Any person who qualifies or will qualify as an Eligible Employee on the first day of an Offering Period may elect to participate in the Plan for such Offering Period by following the procedures prescribed by the Administrator. Subject to Section 8, each Eligible Employee shall designate the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Stock.

(b)

By enrolling in the Plan, a Participant shall be deemed to have elected to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant’s Compensation which is withheld during the

EXHIBIT A

Offering Period, subject to any limitations imposed by the Administrator pursuant to this Section 5 and Section 14. In addition, the maximum number of shares that may be purchased during any Offering Period shall be the lesser of (i) 1,250 shares of Stock, or (ii) 10% of a Participant’s Compensation. Such limits are subject to change by the Administrator, at any time and for any reason, without notice to Participants.

(c)	Once enrolled, a Participant will continue to participate in the Plan based on his or her most recent election under the Plan for each succeeding Offering Period until he or she terminates participation or ceases to qualify as an Eligible Employee. A Participant who withdraws from the Plan in accordance with Section 10 may again become a Participant, if he or she then is an Eligible Employee, by following the procedures prescribed by the Administrator.

SECTION 6. OFFERING PERIODS.

While the Plan is in effect, the Offering Periods shall consist of the six-month periods commencing on each February 1 and August 1. The initial Offering Period under the Plan shall commence on August 1, 2007.

SECTION 7. PURCHASE PRICE.

The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be 85% of the Fair Market Value of such share on the last trading day in such Offering Period.

SECTION 8. EMPLOYEE CONTRIBUTIONS.

(a)	A Participant may purchase shares of Stock solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Section 5(a), shall commence as soon as administratively practicable after completion of the procedures prescribed by the Administrator. An Eligible Employee shall designate the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. The portion shall be a whole percentage of Compensation but not less than 1% nor more than 10%. Such percentage limits are subject to change by the Administrator, at any time and for any reason, without notice to Participants.

(b)	If a Participant desires to decrease the rate of payroll withholding or to discontinue contributions during the Offering Period, he or she may do so, if permitted by the Administrator, by following the procedures prescribed by the Administrator. Such decrease will be effective as soon as administratively practicable after completion of the procedures prescribed by the Administrator. No Participant shall make more than one election under this Section 8(b) during each Offering Period. The limit on the number of changes permitted under this Section 8(b) is subject to change by the Administrator, at any time and for any reason, without notice to Participants.

(c)	If a Participant desires to increase the rate of payroll withholding, he or she may do so effective for the next Offering Period by following the procedures prescribed by the Administrator.

SECTION 9. PLAN ACCOUNTS; PURCHASE OF SHARES.

(a)	The Company will maintain a non-interest bearing Plan Account on its books in the name of each Participant. At the close of each pay period, the amount deducted from the Participant’s Compensation will be credited to the Participant’s Plan Account.

(b)

As of the last day of each Offering Period, the amount then in the Participant’s Plan Account will be divided by the Purchase Price, and the number of whole shares which results (subject to the limitations described in Sections 5(b), 9(c) and 14) shall be purchased from the Company based on the

EXHIBIT A

funds in the Participant’s Plan Account. Following the purchase of the shares, the shares will be electronically delivered to a brokerage account for the benefit of the Participant.

(c)	In the event that the aggregate number of shares which all Participants elect to purchase during an Offering Period shall exceed the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares the Participant has elected to purchase pursuant to Section 5. The denominator of such fraction is the number of shares that all Participants have elected to purchase pursuant to Section 5. Any cash amount remaining in the Participant’s Plan Account under these circumstances shall be distributed to the Participant.

(d)	Any amount remaining in the Participant’s Plan Account caused by a surplus due to fractional shares after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant shall be carried over in the Participant's Plan Account for the succeeding Offering Period, without interest, unless the Participant withdraws from participation for the next Offering Period, in which case the amount shall be distributed to the Participant, without interest. Any amount remaining in the Participant’s Plan Account caused by anything other than a surplus due to fractional shares shall be distributed to the Participant in cash, without interest.

(e)	As soon as practicable following the end of each Offering Period, the Company shall deliver to each Participant a Plan Account statement setting forth the amount of payroll deductions, the purchase price, the number of shares purchased and the remaining cash balance, if any.

(f)	Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 10. WITHDRAWAL FROM THE PLAN.

A Participant may elect to withdraw from participation under the Plan at any time up to the 15th day of the last month of an Offering Period (or such other date specified by the Administrator) by following the procedures prescribed by the Administrator. As soon as administratively practicable after a withdrawal, payroll deductions shall cease and all amounts credited to the Participant’s Plan Account will be distributed to the Participant in cash, without interest. No partial withdrawals shall be permitted. A Participant who has withdrawn from the Plan shall not be a Participant in future Offering Periods, unless he or she again enrolls in accordance with the provisions of Section 5 and re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 11. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH.

(a)	Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 10. A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b)

In the event of the death of a Participant, the Company shall deliver shares and/or cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then the Company shall not deliver the shares until either learning that an administrator for the estate has been appointed, at

EXHIBIT A

which time the shares will be delivered to the administrator, or until the Company receives direction from an individual or individuals with legal authority to direct the Company to deliver the shares to a specified party.

SECTION 12. RIGHTS NOT TRANSFERABLE.

The rights or interests of any Participant in the Plan, or in any Stock or cash to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by the Code or by will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code or by will or the laws of descent and distribution, such act shall be treated as an automatic withdrawal under Section 10.

SECTION 13. RECAPITALIZATION, ETC.

(a)	The aggregate number of shares of Stock offered under the Plan, the number and price of shares which any Participant has elected to purchase pursuant to Section 5 and the maximum number of shares which a Participant may elect to purchase under the Plan in any Offering Period shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company.

(b)	In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, this Plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts which each Participant has paid towards the Purchase Price of Stock hereunder shall be distributed, without interest.

(c)	The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14. LIMITATION ON STOCK OWNERSHIP.

(a)	Any other provision of the Plan not with standing, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any Subsidiary of the Company. For purposes of this Section 14(a), the following rules shall apply:

(i)	Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii)	Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii)	Each Participant shall be deemed to have the right to purchase 1,250 shares of Stock with respect to each Offering Period.

(b)

Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of $25,000 per calendar year (under this Plan and all other employee stock purchase plans of the Company or any Subsidiary of the Company). For purposes of this Section 14(b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Section 14(b) from purchasing additional Stock

EXHIBIT A

under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 15. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time and for any reason, with or without cause.

SECTION 16. RIGHTS AS A SHAREHOLDER; SECURITIES LAWS.

(a)	A Participant shall have no rights as a stockholder with respect to any shares he or she may have a right to purchase under the Plan until the date such shares are actually purchased for the Participant’s account on the last day of the applicable Offering Period, subject to the stockholders’ approval of the adoption of the Plan.

(b)	Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 17. USE OF FUNDS.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions in separate accounts.

SECTION 18. AMENDMENT OR TERMINATION OF THE PLAN.

The Board or the Committee shall have the right to amend, modify or terminate the Plan at any time without notice, including, without limitation the terms of any offering under the Plan. An amendment of the Plan shall be subject to shareholder approval only to the extent required by applicable laws, regulations or rules.

SECTION 19. GOVERNING LAW.

The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).

SECTION 20. EXECUTION.

To record the adoption of the Plan by the Board on October 19, 2006, the Company has caused its duly authorized officer to execute this document in the name of the Company.

THE CHARLES SCHWAB CORPORATION

By: Jan Hier-King

Its: EVP, Human Resources

Dated: November 30, 2006

EXHIBIT B

2004 STOCK INCENTIVE PLAN

The complete text of the 2004 Stock Incentive Plan, as proposed to be amended, is set forth below.

THE CHARLES SCHWAB CORPORATION 2004 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on March 10, 2004, subject to stockholder approval, which was obtained on May 17, 2004 (the "Effective Date"). The purposes of The Charles Schwab Corporation 2004 Stock Incentive Plan (the "Plan") are to promote the long-term success of The Charles Schwab Corporation ("Schwab" or the "Company") and the creation of incremental stockholder value by (i) encouraging non-employee directors, employees and consultants to focus on long-range objectives, (ii) encouraging the attraction and retention of non-employee directors, employees and consultants with exceptional qualifications and (iii) linking non-employee directors, employees and consultants directly to stockholder interests by providing them stock options and other stock and cash incentives.

This Plan is a successor to The Charles Schwab Corporation 2001 Stock Incentive Plan, The Charles Schwab Corporation 1992 Stock Incentive Plan and The Charles Schwab Corporation Employee Stock Incentive Plan (the “Prior Plans”). As of the Effective Date, no further awards shall be made under the Prior Plans. However, unless a contrary rule is stated, the provisions of the Prior Plans shall continue to apply to awards granted to a participant under the Prior Plans prior to the Effective Date. In the event that this Plan is not approved by stockholders, awards shall continue to be made under the Prior Plans in accordance with their terms.

SECTION 2. ADMINISTRATION.

(a)	Committee Composition. The Plan will be administered by a Committee (the "Committee") of the Schwab Board of Directors (the "Board") consisting of two or more directors as the Board may designate from time to time. The composition of the Committee shall satisfy such requirements as:

(i)	the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the "Exchange Act");

(ii)	may be established by the stock exchange or stock market on which Schwab's common stock may be listed pursuant to the rule-making authority of such stock exchange or stock market; and

(iii)	the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

(b)

Committee Administration. The Committee shall have discretionary authority to construe and interpret the Plan and any benefits granted under the Plan, to establish, interpret and amend rules for Plan administration, to change the terms and conditions of options and other benefits at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of Schwab and its stockholders and in accordance with the purposes of the Plan, and shall be final and conclusive on all persons. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee

EXHIBIT B

shall be made by a majority of its members in person or telephone. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in writing signed by all the Committee members. The Committee may authorize one or more officers of the Company to select employees to participate in the Plan and to determine the number of option shares and other rights to be granted to such participants, except with respect to awards to officers subject to section 16 of the Exchange Act or officers who are or may become "covered employees" within the meaning of section 162(m) of the Code ("Covered Employees") and any reference in the Plan to the Committee shall include such officer or officers. Subject to the requirements of applicable law, the Committee may also authorize one or more officers of the Company to administer claims under the Plan. No member of the Committee shall be liable for any action that such member has taken or failed to take in good faith with respect to the Plan or any award under the Plan.

SECTION 3. PARTICIPANTS.

(a)	General Rule. Participants may consist of all employees and consultants of Schwab and its subsidiaries, non-employee directors of the Board of Directors of Schwab ("Non-Employee Directors") and non-employee directors of any subsidiary as determined by the Committee. Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by Schwab shall be a subsidiary for purposes of the Plan. Designation of a participant in any year shall not require the Committee to designate that person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective benefits.

(b)	Non-Employee Directors . In addition to any awards that may be granted to them under Section 3(a), each Non-Employee Director shall receive an automatic equity grant, subject to the terms of subparagraph (iv) below, as follows:

(i)	For each calendar year for which he or she serves as a Non-Employee Director following the year in which the non-employee director begins service, each Non-Employee Director shall receive an equity grant with an aggregate value equal to $125,000, consisting of 50 percent Stock Options and 50 percent Restricted Stock covering shares of Schwab common stock. The number of Stock Options granted shall be determined by dividing $62,500 by the binomial value of a share of Schwab common stock on the date of grant and the number of Restricted Shares shall be determined by dividing $62,500 by the fair market value of a share of Schwab common stock on the date of grant.

(ii)	In the first calendar year upon joining the Board, each Non-Employee Director shall receive an automatic equity grant calculated in the manner specified in Section 3(b)(i), except that the value of the grant shall be equal to $125,000 multiplied by the number of months remaining in the calendar year during which the Non-Employee Director will first serve as a Non-Employee Director divided by twelve.

(iii)

The awards described in subparagraph (i) for a particular calendar year will be granted to each Non-Employee Director on the second business day following each regular annual meeting of the Company’s stockholders, provided that the Non-Employee Director continues to serve as a Non-Employee Director through the date of such annual meeting. Otherwise, no award shall be granted with respect to such calendar year. The awards described in subparagraph (ii) for a particular calendar year will be granted to each

EXHIBIT B

Non-Employee Director either (A) on the second business day following the regular annual meeting of the Company’s stockholders for the calendar year in which the Non-Employee Director is first appointed or elected to the Board, if the Non-Employee Director is elected or appointed to the Board on or before the date of such annual meeting or (B) on the date of the first meeting of the Board following the date the Non-Employee Director is first appointed or elected to the Board, if the Non-Employee Director is elected or appointed to the Board after the date of the regular annual meeting of the Company’s stockholders.

(iv)	Each stock option shall be subject to the following terms and conditions:

(A)	Each stock option shall be designated as a non-qualified stock option that is not intended to meet the specific requirements set forth in section 422 of the Code ("Nonqualified Stock Option");

(B)	The term of each Nonqualified Stock Option shall be 10 years; provided, however, that any unexercised Nonqualified Stock Option shall expire on the earlier of (I) the date 10 years after the date of grant; or (II) three (3) months following the date that the participant ceases to be a Non-Employee Director or an employee for any reason other than retirement (as defined in subparagraph (v), below) death or disability. If a participant ceases to be a Non-Employee Director or employee on account of death or disability, any unexercised Nonqualified Stock Option shall expire on the earlier of the date 10 years after the date of grant or one year after the date of death or disability of such director, and if a participant ceases to be a Non-Employee Director or employee on account of retirement, any unexercised Nonqualified Stock Option shall expire on the earlier of the date 10 years after the date of grant or two years after the date of retirement of such Non-Employee Director; and

(C)	The exercise price under each Nonqualified Stock Option shall be equal to the fair market value on the date of grant as determined by the Committee.

(v)	The awards described in subparagraphs (i) and (ii) shall become vested and exercisable in accordance with the following schedule

1st anniversary of grant date	25%
2nd anniversary of grant date	50%
3rd anniversary of grant date	100%

Notwithstanding the foregoing, the awards described in subparagraphs (i) and (ii) shall be fully vested on the Non-Employee Director's death, disability (as such term is defined in the applicable award agreement) or retirement from the Board. For purposes of this Section 3(b), "retirement" shall mean a Non-Employee Director’s resignation or removal from the Board at any time after he or she has either attained age 70 or completed five years of service as a Non-Employee Director.

SECTION 4. STOCK SUBJECT TO PLAN.

(a)	Basic Limitation. There is hereby reserved for issuance under the Plan an aggregate of:

(i)	45 million shares of Schwab common stock; plus

(ii)	any shares of Schwab common stock subject to outstanding awards under the Prior Plans as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in shares); plus

EXHIBIT B

(iii)	any shares of Schwab common stock that were issued under the Prior Plan and are reacquired by Schwab after the Effective Date.

The aggregate maximum number of shares of Schwab common stock available under subparagraphs (ii) and (iii) is 150 million.

(b)	Share Usage. If there is a lapse, expiration, termination or cancellation of any stock option issued under the Plan prior to the issuance of shares under the Plan or if shares of common stock are issued under the Plan and thereafter are reacquired by Schwab, the shares subject to those options and the reacquired shares shall be added to the shares available for benefits under the Plan. Shares covered by a benefit granted under the Plan or a Prior Plan shall not be counted as issued unless and until they are actually issued and delivered to a participant. Any shares covered by a Stock Appreciation Right shall be counted as issued only to the extent shares are actually issued to the participant upon exercise of the right. In addition, any shares of common stock exchanged by a participant as full or partial payment to Schwab of the exercise price under any Stock Option exercised under the Plan or a Prior Plan, any shares retained by Schwab pursuant to a participant's tax withholding election, and any shares covered by a benefit which is settled in cash shall be added to the shares available for benefits under the Plan. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by Schwab.

(c)	Participant Limits. Under the Plan, no participant may receive in any fiscal year:

(i)	Stock Options or SARs relating to more than 5 million shares, or

(ii)	Restricted Stock, Restricted Stock Units, Performance Stock or Performance Units that are subject to the attainment of Performance Criteria described in Section 5(g) relating to more than 1 million shares.

(d)	Adjustments. The shares reserved for issuance and the limitations set forth in this Section 4 shall be subject to adjustment in accordance with Section 6.

SECTION 5. AWARDS.

(a)	General. Benefits under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, and Other Stock or Cash Awards, all as described below.

(b)	Stock Options. Stock Options may be granted to participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an incentive stock option described in section 422(b) of the Code (an "Incentive Stock Option"); provided that only a common-law employee shall be eligible for the grant of an Incentive Stock Option. The option price for each option shall be determined by the Committee but shall not be less than 100% of the fair market value of Schwab's common stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant. Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no option shall be exercisable later than the tenth anniversary of its grant. The option price, upon exercise of any option, shall be payable to Schwab in full by:

(i)	cash payment or its equivalent;

(ii)	surrendering, or attesting to the ownership of, shares of Schwab stock that are already owned by the participant provided that such action would not cause Schwab to recognize compensation expense (or additional compensation expense) with respect to the option for financial reporting purposes;

(iii)	delivery of a properly executed exercise notice, together with irrevocable instructions to a

EXHIBIT B

broker to promptly deliver to Schwab the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to Schwab; and

(iv)	such other methods of payment as the Committee, at its discretion, deems appropriate; provided, however, that no method of payment will be permitted if it would result in a violation of applicable law, as determined by the Committee in its sole discretion.

In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the option price of an outstanding option. A Stock Option agreement may provide that a new Stock Option will be granted automatically to the participant when he or she exercises a prior Option and pays the exercise price in the form described in subparagraph (ii) above. The Committee may at any time (x) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (y) authorize a participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

(c)	Stock Appreciation Rights. Stock Appreciation Rights ("SARs") may be granted to participants at any time as determined by the Committee. An SAR may be granted in tandem with a Stock Option granted under this Plan or on a free-standing basis. The Committee also may, in its discretion, substitute SARs for outstanding Stock Options. The grant price of a tandem or substitute SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the fair market value of Schwab's common stock on the date of its grant. An SAR may be exercised upon such terms and conditions and for such term as the Committee in its sole discretion determines; provided, however, that the term shall not exceed the option term in the case of a tandem or substitute SAR or ten years in the case of a free-standing SAR and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of an SAR, the participant shall be entitled to receive payment from Schwab in an amount determined by multiplying the excess of the fair market value of a share of Schwab common stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee.

(d)	Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units may be awarded or sold to participants under such terms and conditions as shall be established by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following (i) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (ii) a requirement that the holder forfeit (or in the case of shares or units sold to the participant resell to Schwab at cost) such shares or units in the event of termination of employment during the period of restriction. All restrictions shall expire at such times as the Committee shall specify. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) shares or Schwab common stock or (c) any combination of both, as determined by the Committee. Restricted Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date in accordance with Section 9.

(e)	Performance Stock. The Committee shall designate the participants to whom long-term performance

EXHIBIT B

stock ("Performance Stock") or long-term performance units ("Performance Units") are to be awarded and determine the number of shares or units, the length of the performance period and the other terms and conditions of each such award. Each award of Performance Stock or Performance Units shall entitle the participant to a payment in the form of shares of common stock or cash (as provided in the award agreement) upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under Performance Stock or Performance Unit awards may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares or cash earned upon satisfaction of any performance goal by any participant who is a Covered Employee. The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of common stock otherwise required to be issued to a participant pursuant to a Performance Stock award.

(f)	Other Stock or Cash Awards. In addition to the incentives described in subparagraphs (b) through (e) of this Section 5, the Committee may grant other incentives payable in cash or in common stock under the Plan as it determines to be in the best interests of Schwab and subject to such other terms and conditions as it deems appropriate.

(g)	Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Other Stock or Cash Awards under the Plan may be made subject to the attainment of performance goals for a specified period of time relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, pre-tax adjusted income; adjusted operating income; cash flow; stockholder return; revenue; revenue growth; return on net assets; net income; net new assets; earnings per share; return on stockholders' equity; or return on investment ("Performance Criteria"). Not later than the 90th day of such period, the Committee shall select the participants for such period and establish in writing (i) the objective performance goals for each participant for that period based on one or more of the Performance Criteria, (ii) the specific award amounts that will be paid to each participant if his or her performance goals are achieved, subject to the per-participant limit described in Section 4(c)(ii), and (iii) the method by which such amounts will be calculated. Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. The Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the attainment of a performance goal. The Committee shall determine and certify, for each participant, the extent to which the performance goals have been met and the amount of the award, if any, to be made.

SECTION 6. ADJUSTMENT OF SHARES.

(a)

Adjustments. If Schwab shall at any time change the number of issued shares of common stock by stock dividend, stock split, spin-off, split-off, spin-out, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, then, in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall equitably adjust the total number of shares reserved for issuance under the Plan, the maximum number of shares that may be made subject to an award in any fiscal year, and the number of shares covered by each outstanding award and the price therefor, if any. The Committee shall also adjust the terms and conditions of, and the criteria included in, awards

EXHIBIT B

in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding sentence) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are needed to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all participants under the Plan.

(b)	Corporate Transactions. In the event that Schwab is a party to a merger or other reorganization, outstanding awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (i) the continuation of the outstanding awards by Schwab, if Schwab is a surviving corporation, (ii) the assumption of the outstanding awards by the surviving corporation or its parent or subsidiary, (iii) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding awards under this Plan, (iv) full exercisability or vesting and accelerated expiration of the outstanding awards or (v) settlement of the full value of the outstanding awards in cash or cash equivalents followed by cancellation of such awards.

(c)	Substitution and Assumption of Benefits. Without affecting the number of shares reserved or available hereunder the Board or the Committee may authorize the issuance of benefits under this Plan in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become employees of Schwab or any subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate.

(d)	Reservation of Rights. Except as provided in this Section 6, a participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by Schwab of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, kind or exercise price of shares subject to a Stock Option or other award. The grant of an award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 7. TERMS OF AWARDS.

(a)	Transferability. Except as otherwise determined by the Committee in the case of benefits other than Incentive Stock Options or SARs granted in tandem with Incentive Stock Options, each benefit granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the participant's lifetime only by the participant or, in the event of disability, by the participant's personal representative. In the event of the death of a participant, the exercise of any benefit or payment with respect to any benefit shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution.

(b)

Change in Control. The Committee (in its sole discretion) may determine at the time of (or at any time after) the grant of an award, that upon a Change in Control of Schwab, that any outstanding Stock Option or SAR shall become vested and exercisable; all restrictions on any Restricted Stock or Restricted Stock Unit shall lapse; all

EXHIBIT B

performance goals shall be deemed achieved at target levels and all other terms and conditions met; Performance Stock shall be delivered; a Performance Unit and Restricted Stock Unit shall be paid out as promptly as practicable; and any Other Stock or Cash Award shall be delivered or paid. A “Change in Control” shall mean the occurrence of any of the following events:

(i)	Upon consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination:

(A)	the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) and the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; and

(B)	no Person (as defined in subparagraph (iii) below) (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such other corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership of Outstanding Common Stock or Outstanding Voting Securities existed prior to the Business Combination; and

(C)	at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(ii)

If individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of (A) an actual or threatened election contest with respect to the election or removal of directors; (B) an actual or threatened

EXHIBIT B

solicitation of proxies or consents; or (C) any other actual or threatened action by, or on behalf of, any Person other than the Board; or

(iii)	Upon the acquisition after the Effective Date by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then Outstanding Common Stock or (B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this subparagraph (iii): (x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Company, (y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (i) above; or

(iv)	The consummation of the sale of all or substantially all of the assets of the Company or approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c)	Taxes. Schwab shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and Schwab may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction. A participant may pay all or a portion of Schwab's minimum statutory withholding obligation arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have Schwab withhold shares of common stock having a fair market value equal to such amount.

(d)	Effective Date, Amendment and Termination. The Plan is effective on the Effective Date and shall automatically terminate one day before the 10th anniversary of the date on which the Board approved the Plan. The Board or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the participant's consent. Stockholder approval shall be obtained for any Plan amendment to the extent necessary and desirable to comply with applicable laws, regulations or rules.

(e)	Fair Market Value. The fair market value of a share of Schwab’s common stock on a given determination date shall equal:

(i)	The closing sales price of a share as reported on the NASDAQ Stock Market (NASDAQ) on the applicable determination date (except in the case of a share of restricted stock, which shall be the average of the high and low price of a share as reported on NASDAQ on the applicable determination date), or

(ii)	If no sales of shares are reported for such date, the mean between the bid and asked price of a share on NASDAQ at the close of the market on such date, or

(iii)	In the event that the method for determining fair market value described in clauses (i) and (ii) is not practicable, the fair market value of a share determined in accordance with any other reasonable method as the Committee, in its discretion, may deem equitable, or as required by applicable law or regulation.

(f)	Dividend Equivalents. Any participant selected by the Committee, in its sole discretion, may be granted dividend equivalents based on the

EXHIBIT B

dividends declared on shares that are subject to any award, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

(g)	Other Provisions. The award of any benefit under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including provisions intended to comply with applicable securities laws and stock exchange or stock market requirements, understandings or conditions as to the participant's employment, requirements or inducements for continued ownership of common stock after exercise or vesting of benefits, forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of noncompetition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a benefit for such period and upon such terms as the Committee shall determine.

(h)	Non-U.S. Employees. In the event any benefit under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.

(i)	Governing Law. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).

SECTION 8. PAYMENT OF DIRECTORS’ FEES DEFERRALS IN SECURITIES

In the event a Non-Employee Director elects pursuant to and in accordance with the terms of Schwab’s Directors’ Deferred Compensation Plan II (or any predecessor or successor to such plan) to defer receipt of the payment of his or her annual cash retainer from Schwab in the form of Restricted Stock Units, Nonqualified Stock Options, Restricted Stock, Other Stock Awards or a combination thereof, such Nonqualified Stock Options, Restricted Stock Units, Restricted Stock, and Other Stock Awards shall be issued under this Plan. For purposes of this Section 8, the term "Non-Employee Director" shall also include a non-employee director of any Subsidiary, if the Committee has approved participation by such non-employee director in Schwab's deferred compensation plan for directors. The number of each such form of award to be granted to Non-Employee Directors pursuant to this Section 8 in connection with a deferral election under the Directors’ Deferred Compensation Plan II (or any predecessor or successor to such plan) shall be determined in accordance with the provisions of that plan, but the terms of each such award shall be determined by the Committee or its delegate in accordance with the provisions of this Plan.

SECTION 9. DEFERRAL OF AWARDS.

Subject to the requirements of section 409A of the Internal Revenue Code, the Committee (in its sole discretion) may permit or require a participant to have cash or shares that otherwise would be paid to such participant as a result of the exercise or settlement of an award credited to a deferred compensation account established for such participant by the Committee as an entry on Schwab’s books. A deferred compensation account may be credited with interest or other forms of investment return, as determined by the Committee. A participant for whom such an account is established shall have no rights other than those of a general creditor

EXHIBIT B

of Schwab. Such an account shall represent an unfunded and unsecured obligation of Schwab and shall be subject to the terms and conditions of the applicable agreement between such participant and Schwab. If the deferral or conversion of awards is permitted or required, the Committee (in its sole discretion) may, consistent with the requirements of section 409A of the Internal Revenue Code, establish rules, procedures and forms pertaining to such awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 9.

SECTION 10. DEFINED TERMS

Page
"Board"	1
"Code"	1
"Committee"	1
"Company"	1
"Covered Employees"	2
"Effective Date"	1
"Exchange Act"	1
"Incentive Stock Option"	5
"Non-Employee Directors"	2
"Nonqualified Stock Option"	3
"Performance Criteria"	7
"Performance Stock"	6
"Performance Units"	6
"Plan"	1
"SARs"	6
"Schwab"	1
“Business Combination”	9
“Change in Control”	9
“Incumbent Board”	10
“Outstanding Common Stock”	9
“Outstanding Voting Securities”	9
“Person”	10
“Prior Plans”	1

THE CHARLES SCHWAB CORPORATION

101 Montgomery Street

San Francisco, California 94104

(415) 636-7000

www.schwab.com

LGL-13902-08 (3/07)

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 17, 2007

2:00 p.m. (Pacific Time)

Four Seasons Hotel

757 Market Street

San Francisco, California

The Annual Meeting of Stockholders will be broadcast over the Internet. For information about the real-time webcast, visit www.schwabevents.com.

101 Montgomery Street San Francisco, CA 94104	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 17, 2007.

The shares of stock you hold in your account, as well as any shares you hold under The Charles Schwab Corporation Dividend Reinvestment and Stock Purchase Plan and/or The SchwabPlan Retirement Savings and Investment Plan will be voted as you specify on the reverse side.

If you sign and return your proxy card and no choice is specified, your shares will be voted “FOR” Proposals 1, 2 and 3, and “AGAINST” Proposals 4 and 5.

By signing the proxy, you revoke all prior proxies and appoint Charles R. Schwab and Carrie E. Dwyer with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

There are three ways to vote your Proxy
COMPANY #
Your Internet or telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET — http://www.eproxy.com/schw/ — QUICK ««« EASY ««« IMMEDIATE

•   Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 16, 2007.

•   Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•   Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 16, 2007.

•   Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to The Charles Schwab Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet or Phone, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3, and AGAINST Items 4 and 5.
1. Election of directors:	01 William F. Aldinger III	03 Paula A. Sneed	☐	Vote FOR all nominees	☐	Vote WITHHELD
	02 Donald G. Fisher			(except as marked)		from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò Please fold here ò

2. Approval of Employee Stock Purchase Plan				☐ For ☐ Against ☐ Abstain
3. Approval of Amendments to 2004 Stock Incentive Plan				☐ For ☐ Against ☐ Abstain
4. Stockholder proposal regarding political contributions				☐ For ☐ Against ☐ Abstain
5. Stockholder proposal to require a bylaw amendment for majority voting				☐ For ☐ Against ☐ Abstain

WHEN THIS PROXY IS PROPERLY EXECUTED YOUR SHARES WILL BE VOTED: (1) AS DIRECTED; (2) IF NO DIRECTION IS GIVEN, FOR PROPOSALS 1, 2 AND 3, AND AGAINST PROPOSALS 4 and 5; AND (3) ACCORDING TO THE BEST JUDGMENT OF CHARLES R. SCHWAB AND CARRIE E. DWYER IF ANY OTHER MATTER COMES BEFORE THE ANNUAL MEETING FOR A VOTE.

Address Change? Mark Box ☐ Indicate changes below:				Date

Signature(s) in Box

Please sign exactly as your name(s) appear on the proxy card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.